Exhibit 4.1

Execution Copy

GMX RESOURCES INC.,

as the Issuer,

EACH OF THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

and

Collateral Agent

INDENTURE

Dated as of December 19, 2011

Senior Secured Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a) (1)	7.10
(a) (2)	7.10
(a) (3)	N.A.
(a) (4)	N.A.
(a) (5)	7.8; 7.10
(b)	7.3; 7.8; 7.10; 12.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b) (1)	N.A.
(b) (2)	7.6
(c)	7.6; 12.2
(d)	7.6
314(a)	4.6; 4.8; 12.2
(b)	11.5
(c) (1)	11.4; 11.5; 12.4; 12.5
(c) (2)	11.4; 11.5; 12.4; 12.5
(c) (3)	N.A.
(d)	11.6; 12.5
(e)	12.5
(f)	N.A.
315(a)	7.1; 7.2
(b)	7.5; 12.2
(c)	7.1
(d)	6.5; 7.1; 7.2
(e)	6.11
316(a) (last sentence)	2.9
(a) (1)(A)	6.5
(a) (1)(B)	6.4
(a) (2)	9.2
(b)	6.7
(c)	9.4
317(a) (1)	6.8
(a) (2)	6.9
(b)	2.4
318(a)	11.1
(b)	N.A.
(c)	11.1

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

(Continued)

(Continued)

(Continued)

(Continued)

v

INDENTURE, dated as of December 19, 2011, among GMX Resources Inc., an Oklahoma corporation (the “Issuer”), the Guarantors (as hereinafter defined) and U.S. Bank National Association, as Trustee (the “Trustee”) and as Collateral Agent.

The Issuer has duly authorized the creation of an issue of Senior Secured Notes due 2017 (the “Notes”) and, to provide therefor, the Issuer and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer, and authenticated and delivered under this Indenture, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, have been done.

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“2013 Senior Convertible Notes” means the $72.8 million aggregate principal amount of the Issuer’s 5.00% Convertible Senior Notes due 2013 outstanding on the Issue Date.

“2015 Senior Convertible Notes” means the $86.3 million aggregate principal amount of the Issuer’s 4.50% Convertible Senior Notes due 2015 outstanding on the Issue Date.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1) any properties or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary; or

(4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Interest” means additional interest on the Notes payable in the event of a “Registration Default” under a Registration Rights Agreement.

“Additional Notes” means Notes, in addition to, and having identical terms and conditions (except for a date of original issuance different than the Issue Date) as of the Notes issued on the Issue Date, issued pursuant to Article II, including Section 2.1 and Section 2.17.

“Adjusted Consolidated Net Tangible Assets” of a Person means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Issuer in a Reserve Report prepared as of the end of the Issuer’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end Reserve Report, and

(B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs Incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C) estimated proved oil and gas reserves produced or disposed of since such year end, and

(D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Issuer’s petroleum engineers;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of such Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of such Person on a date no earlier than the date of such Person’s latest annual or quarterly financial statements; and

(iv) the greater of

(A) the net book value of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest annual or quarterly financial statement, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest audited financial statements;

minus

(b) the sum of:

(i) Minority Interests;

(ii) any net gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited balance sheet;

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end Reserve Report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Issuer and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Volumetric Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Subsidiaries with respect to Dollar-Denominated Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Issuer changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Issuer were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning provided in Section 4.11.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Aggregate Subscription Amount” means the aggregate amount of cash proceeds generated by sales of Notes in the Issuer’s offer to exchange 11.375% senior notes due 2019 for the Notes.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the sum of the present value at such redemption date of (i) the redemption price of such Note at December 1, 2014 (such redemption price being set forth in the table appearing in Section 3.3) plus (ii) all required interest payments (excluding accrued and unpaid interest as of such redemption date) due on such Note through December 1, 2014, discounted back to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; over

(b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Approved Investment” means an Investment that complies with clauses (1) and (2) of Section 4.11 provided that the Issuer is in compliance with NYSE Rule 303A.01 at the time of such Investment.

“ASC” means the Financial Accounting Standards Board’s Accounting Standards Codification.

“ASU” means the Accounting Standards Update issued by the Financial Accounting Standards Board.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary, or (C) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction or a joint venture arrangement in which the Issuer or any of its Restricted Subsidiaries contributes assets into such joint venture. For the avoidance of doubt, any dispositions of assets that are Production Payments and Reserve Sales (other than an Excluded VPP) shall be deemed to be Asset Dispositions.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by the Issuer or a Restricted Subsidiary to the Issuer or a Guarantor;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions in accordance with Section 5.1(a);

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Guarantor;

(7) for purposes of Section 4.16 only, the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted in Section 4.10; provided that if any Net Available Cash is received by the Issuer or any Restricted Subsidiary as a result of such Permitted Investment or Restricted Payment, such Net Available Cash is applied in accordance with Section 4.16 as if the assets subject to such Permitted Investment or Restricted Payment had been subject to an Asset Disposition;

(8) a Permitted Asset Swap;

(9) dispositions of assets in any single transaction or series of related transactions that involve assets with a Fair Market Value of less than $1.0 million;

(10) the granting of or realization or enforcement of Permitted Liens; provided that if any Net Available Cash is received by the Issuer or any Restricted Subsidiary as a result of the realization or enforcement of any Permitted Lien, such Net Available Cash is applied in accordance with Section 4.16 as if the assets subject to such realization or enforcement had been subject to an Asset Disposition on the date such Net Available Cash is received by the Issuer or any Restricted Subsidiary;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(13) foreclosure on assets; provided that if any Net Available Cash is received by the Issuer or any Restricted Subsidiary as a result of such foreclosure, such Net Available Cash is applied in accordance with Section 4.16 as if the assets subject to such foreclosure had been subject to an Asset Disposition on the date such Net Available Cash is received by the Issuer or any Restricted Subsidiary;

(14) any Excluded VPP; and

(15) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business.

“Asset Disposition Offer” has the meaning set forth in Section 4.16(f).

“Asset Swap” means any concurrent purchase and sale or exchange of Oil and Gas Properties between the Issuer or any of its Restricted Subsidiaries and another Person (other than an Unrestricted Subsidiary); provided that any cash received must be applied in accordance with Section 4.16 as if the Asset Swap were an Asset Disposition.

“Authenticating Agent” has the meaning provided in Section 2.2.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Backstop Amount” means $100.0 million in the aggregate.

“Bakken Collateral” means Oil and Gas Properties and land owned in fee simple to the extent (i) involving assets or other rights or property that constitute Collateral under the Security Documents and (ii) involving Oil and Gas Properties attributable to the Bakken Petroleum System located principally in Montana and North Dakota, in each case owned by the Issuer or the Guarantors as of the Issue Date, or acquired after the Issue Date as replacement Bakken Collateral in accordance with the covenant under Section 4.16.

“Bakken Proceeds Repurchase” shall have the meaning as set forth in Section 4.16(c)(3)(ii).

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Oklahoma City, Oklahoma or Houston, Texas are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an Obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such Obligation will be the capitalized amount of such Obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “a2” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any casualty loss (including as a result of fire, earthquake, tornado, flood, hurricane, landslide, acts of terrorism or any other natural or man-made disaster), in each case, relating to property or other assets that constitute Collateral.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(2) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

(3) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the shareholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Change of Control Offer” has the meaning provided in Section 4.15.

“Change of Control Payment” has the meaning provided in Section 4.15.

“Change of Control Payment Date” has the meaning provided in Section 4.15.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means each item of “Collateral” as defined in the Security Documents.

“Collateral Agent” means the Trustee or a party selected by the Trustee, acting as the collateral agent for the Holders of the Notes and the Trustee under the Security Documents.

“Collateral Proceeds Account” means a deposit account at the Collateral Agent that is subject to a customary control agreement and is pledged as Collateral to secure the Note Obligations pursuant to a Note Lien.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that is customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Issuer or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such facility as provided in clause (b)); or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2) if, since the beginning of such period, the Issuer or any Restricted Subsidiary will have made any Production Payments and Reserve Sales or any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made hereunder, that constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Issuer or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer, the interest rate shall be calculated by applying such optional rate chosen by the Issuer. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes of the Issuer and its Restricted Subsidiaries;

(3) consolidated depletion and depreciation expense of the Issuer and its Restricted Subsidiaries;

(4) consolidated amortization expense or impairment charges of the Issuer and its Restricted Subsidiaries recorded in connection with the application of Statement of Financial Accounting Standard No. 142, ASC Topic 350 “Intangibles — Goodwill and Other Intangibles” and Statement of Financial Accounting Standard No. 144, ASC Topic 360 “Property, Plant and Equipment;” and

(5) other non-cash charges of the Issuer and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Volumetric Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority, which taxes or other payments are calculated by reference to the income, profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Issuer and its Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;

(2) amortization of debt discount and capitalized financing or debt issuance costs, including fees associated with any amendments or waivers relating thereto (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense), but excluding amortization of issuance costs associated with the Issuer’s adoption of ASU 2009-15 “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing,” now codified under FASB ASC Topic 470 “Debt” resulting from separate accounting for the amortization of the fair value of an applicable share-lending agreement;

(3) non-cash interest expense, other than non-cash interest expense recorded in the Issuer’s consolidated financial statements as required by ASC 470-20 and/or ASU 2009-15, as they respectively relate to the Convertible Notes and any future Indebtedness of the Issuer or any Restricted Subsidiary that is convertible into Capital Stock (other than Disqualified Stock) of the Issuer or such Restricted Subsidiary;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is Guaranteed by the Issuer or one of its Restricted Subsidiaries or secured by a Lien on assets of the Issuer or one of its Restricted Subsidiaries;

(6) costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or on Preferred Stock of the Issuer or any of its Restricted Subsidiaries payable to a party other than the Issuer or a Wholly-Owned Subsidiary; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust;

minus, to the extent included above, the non-cash write-off of deferred financing costs and non-cash interest attributable to Dollar-Denominated Volumetric Production Payments.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of the Issuer or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Issuer and its consolidated Subsidiaries (excluding net income (loss) from non-controlling interests) determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such Person; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Issuer’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); provided that any cash actually distributed by Endeavor Gathering LLC during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below) shall be net of any Investments made during such period by the Issuer or any Restricted Subsidiary into Endeavor Gathering LLC, pursuant to clause (19) under the definition of “Permitted Investments”; and

(b) the Issuer’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Issuer or a Restricted Subsidiary during such period;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Issuer or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5) the cumulative effect of a change in accounting principles;

(6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;

(7) any unrealized non-cash gains or losses or charges in respect of Permitted Commodity Hedging Obligations or Permitted Other Hedging Obligations (including those resulting from the application of SFAS 133—ASC Topic 815 “Derivatives and Hedging”);

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; and

(10) any income or loss attributed to any non-cash deferred income taxes.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 5555 San Felipe Street, Suite 1150, Houston, TX, 77056, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“Covenant Defeasance” has the meaning set forth in Section 8.1.

“Contributed Asset” means any asset or other property (other than cash) that is contributed to the Issuer as a capital contribution or in respect of Equity Interests other than Disqualified Stock.

“Contributed Asset Cash” means, with respect to any Contributed Asset, without duplication, the lesser of (x) the sum of (1) to the extent such Contributed Asset has been converted into cash through an Asset Disposition (which, for the avoidance of doubt, shall not include the use, depletion, sale as inventory or amortization of such Contributed Asset but shall include any Production Payment and Reserve Sale transaction with respect to such Contributed Asset), the Net Available Cash from such Contributed Asset, plus (2) the aggregate amount of Contributed Asset EBITDA generated by such Contributed Asset since the date such Contributed Asset was acquired and (y) the Fair Market Value of the Contributed Asset at the time such Contributed Asset was acquired.

“Contributed Asset EBITDA” of a Contributed Asset, for any period, means, calculated without duplication in respect of any of the items listed below, the operating income or loss (calculated in accordance with GAAP) for such period generated by such Contributed Asset, plus,

(1) without duplication, and to the extent deducted (and not otherwise added back) in calculating such operating income or loss, the depletion, depreciation and amortization expense in respect of such Contributed Asset for such period; less

(2) to the extent included in calculating such operating income or loss and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such operating income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Volumetric Production Payments; less

(3) to the extent included in calculating such operating income, any amounts not received by the Issuer or a Guarantor in cash;

in each case, calculated on a pro forma basis, giving effect to any Asset Disposition of any portion of such Contributed Asset.

“Convertible Notes” means the 2013 Senior Convertible Notes and the 2015 Senior Convertible Notes, in each case, outstanding on the Issue Date.

“Convertible Notes Refinancing” means the Incurrence of Indebtedness to refund, replace, defease, repurchase, purchase, refinance, exchange for or otherwise retire for value all or a portion of the Convertible Notes; provided that such Indebtedness (i) may be guaranteed by the Guarantors, (ii) may be secured by Liens on the Collateral ranking lower in priority to the Note Liens, (iii) may not have a cash interest rate that is higher than the one applicable to the Notes, (iv) may not have covenants that are more restrictive with respect to the Issuer and its Subsidiaries than the covenants contained in this Indenture, in any material respect, (v) may not have any scheduled maturities (including, without limitation amortization payments) or put dates prior to 91 days after the Stated Maturity of the Notes (and any Change of Control or Asset Disposition redemption provisions therein will provide that the Notes are to be redeemed prior to such Indebtedness) and (vi) must otherwise constitute Refinancing Indebtedness in respect of the relevant Convertible Notes (other than as permitted in clauses (i) and (ii) above).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“CVS Collateral” means the Oil and Gas Properties and land owned in fee simple owned by the Issuer or the Guarantors on the Issue Date, together with any replacements thereof, related to the Cotton Valley Sands Formation, and any other hydrocarbon layers above the base of such formation located at 9,886 feet below the surface (including, for purposes of clarification, the Travis Peak Formation), located in Texas (including any fixtures and improvements pertaining to such assets used in connection with, or related to, any other oil and gas formations).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Default Interest Payment Date” has the meaning provided in Section 2.12.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend.

“Depository” or “DTC” means The Depository Trust Company, its nominees and successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the Holder of the Capital Stock or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(3) is redeemable at the option of the Holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the Holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that (i) the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Section 4.15 and Section 4.16 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with Section 4.10.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Volumetric Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) a public offering for cash by the Issuer of Capital Stock (other than Disqualified Stock) made pursuant to a registration statement, other than public offerings registered on Form S-4 or S-8, and (ii) a private offering for cash by the Issuer of its Capital Stock (other than Disqualified Stock).

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning provided in Section 6.1.

“Excess Proceeds” means amounts deemed to be “Excess Proceeds” and applied as set forth in Section 4.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes issued in the Registered Exchange Offer pursuant to Section 2.6(f) hereof.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Indebtedness” means Indebtedness (and related Obligations) Incurred pursuant to clause (1), (3), (5) (to the extent not Incurred in contemplation of the relevant acquisition), (6), (7), (8), (9) and (12) of the definition of “Permitted Debt” or clause (2) of the definition of “Permitted Debt” (to the extent such Guarantee relates to any of the foregoing Indebtedness).

“Excluded VPP” means the Production Payment and Reserve Sale pursuant to the Purchase and Sale Agreement, dated as of December 8, 2011, between the Company and EDF Trading North America, LLC. Any proceeds from such transaction (or, to the extent otherwise previously used prior to the Issue Date, an equal amount of proceeds from the issuance of the Notes) shall be reinvested as set forth in Section 4.16(k).

“Existing Properties” means existing Oil and Gas Properties of the Issuer and the Guarantors as of the Issue Date or other Oil and Gas Properties relating thereto, complementary thereto or adjacent thereto acquired by the Issuer or the Guarantors after the Issue Date.

“Existing Senior Notes” means the Issuer’s 11.375% Senior Notes due 2019 that are outstanding on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer pursuant to a resolution, and if such Fair Market Value is $20.0 million or greater, based on an opinion or appraisal issued by an accounting, valuation, appraisal or investment banking firm of national standing. A certified copy of any resolution in which a determination of Fair Market Value is made shall be delivered by the Issuer in writing to the Trustee, together with a copy of any opinion or appraisal on which such determination is based. Notwithstanding the foregoing, (i) the Fair Market Value of any cash Restricted Payment shall be its face amount and (ii) the Fair Market Value may be determined by the Board of Directors of the Issuer acting in good faith alone, where so expressly stated in this Indenture.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note” has the meaning provided in Section 2.1.

“Global Note Legend” means the legend set forth in Section 2.15(a)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

“Guarantor” means Diamond Blue Drilling Co. and Endeavor Pipeline Inc. and any Restricted Subsidiary created or acquired by the Issuer after the Issue Date (other than a Foreign Subsidiary) that Incurs any Indebtedness.

“Haynesville Collateral” means the Oil and Gas Properties and land owned in fee simple owned by the Issuer or the Guarantors on the Issue Date, together with any replacements thereof, related to the Haynesville/Bossier Formation, and any other hydrocarbon layers below the base of the Cotton Valley Sands Formation, located principally in Texas and Louisiana (excluding any fixtures and improvements pertaining to such assets used in connection with, or related to, any other oil and gas formations).

“Holder” means a Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all Obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4) the principal component of all Obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6) the principal component or liquidation preference of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination (as determined in good faith by the Board of Directors of the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net Obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such Obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time);

provided, however, that any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such Obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the Holders of such Indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1) Production Payments and Reserve Sales;

(2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an Oil and Gas Property, in each case not relating to or arising from borrowed money;

(3) any Obligation arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Issuer or any Restricted Subsidiary;

(5) any Obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(6) in-kind Obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(7) all contracts and other Obligations, agreements, instruments or arrangements described in clauses (21), (22), (26)(a) and (28) of the definition of “Permitted Liens.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the Obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such Obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Asset Disposition Proceeds” shall have the meaning as provided in Section 4.16(d)(2).

“Initial Asset Proceeds Repurchase” shall have the meaning as provided in Section 4.16(b)(2)(ii).

“Initial Bakken Proceeds” shall have the meaning as provided in Section 4.16(c)(2).

“Initial Niobrara Collateral” means the first 50% of the Issuer’s aggregate net mineral acreage interests in the Niobrara Collateral, existing as of the Issue Date together with any replacements thereof, that is disposed of by the Issuer or any Restricted Subsidiary in an Asset Disposition.

“Initial Reserve Report” means, collectively, (i) that certain Reserve Report which was prepared by MHA Petroleum Consultants, Inc. dated October 27, 2011, and (ii) that certain Reserve Report which was prepared by DeGolyer and MacNaughton, dated September 1, 2011, each evaluating the Oil and Gas Properties of the Issuer as of December 31, 2010.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined pursuant to Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means an intercreditor agreement in the form of, or containing terms no less favorable to the Collateral Agent in any material respect compared to, the form of Intercreditor Agreement attached as Exhibit F to this Indenture, which agreement shall govern the relative priority of the Note Liens and the Liens on the Collateral securing the Subordinated Obligations, as described herein under Article X.

“interest” when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and, without duplication, any Additional Interest (except where the context otherwise requires).

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.10,

(1) “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (as conclusively determined by the Board of Directors of the Issuer in good faith) at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Indenture.

“Legal Defeasance” has the meaning as provided in Section 8.1.

“Legal Holiday” has the meaning as provided in Section 12.7.

“Letter of Transmittal” means the letter of transmittal prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Make-Whole Redemption” has the meaning as provided in Section 3.3(c).

“Make-Whole Redemption Price” has the meaning as provided in Section 3.3(c).

“Maturity Date” means December 1, 2017.

“Minority Interest” means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Issuer or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgaged Property” means any Property owned by the Issuer or any Guarantor that is subject to the Note Liens.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Note Liens on Mortgaged Property to secure the Note Obligations.

“Net Available Cash” from an Asset Disposition or a Casualty or Condemnation Event means cash payments received (including any insurance or other similar cash payments in respect of a Casualty or Condemnation Event and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other Obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Casualty or Condemnation Event;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or Casualty or Condemnation Event, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty or Condemnation Event;

(3) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures or to Holders of royalty or similar interests as a result of such Asset Disposition or Casualty or Condemnation Event; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or subject to such Casualty or Condemnation Event and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition or Casualty or Condemnation Event;

provided that, (i) to the extent that any assets that are subject to Permitted Commodity Hedging Obligations are subject to an Asset Disposition or Casualty or Condemnation Event, any cash proceeds from the transfer or unwinding of such Permitted Commodity Hedging Obligations shall be included in Net Available Cash, and any payments or deductions from the cash proceeds of such Asset Disposition or Casualty or Condemnation Event in respect of the transfer or unwinding of such Permitted Commodity Hedging Obligations shall be deemed to reduce such Net Available Cash; and (ii) to the extent that any assets are Invested in a Person that is not the Issuer or a Guarantor and cash is returned to the Issuer or a Guarantor in respect of such Investment, such cash shall be applied as Net Available Cash from an Asset Disposition of such assets Invested.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Issuer and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Issuer and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Issuer prepared in accordance with GAAP.

“Niobrara Collateral” means the Oil and Gas Properties and land owned in fee simple owned by the Issuer or the Guarantors on the Issue Date, together with any replacements thereof, related exclusively to the Niobrara Petroleum System located in Wyoming.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries.

“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning provided in the preamble to this Indenture.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement, the Security Documents, any intercreditor provisions entered into in connection with a Permitted Letter of Credit Facility, a Permitted Commodity Hedging Obligation or a Permitted Other Hedging Obligations and each of the other agreements, documents and instruments executed pursuant thereto, and delivered to the Trustee by or on behalf of the Issuer or any Guarantor, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified from time to time in accordance with the provisions of this Indenture and the Intercreditor Agreement.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and Exchange Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Note Guarantees. Each such Note Guarantee will be in the form prescribed by this Indenture.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations.

“Note Obligations” means the Obligations of the Issuer and any other obligor under this Indenture or any of the other Note Documents, including any Guarantor, to pay principal, premium, if any, and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other Obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Circular” means the Offering Memorandum and Consent Solicitation Statement dated November 15, 2011, as supplemented by Supplement No. 1 thereto, relating to the issuance and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuer. Officer of any Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer.

“Oil and Gas Business” means: (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; and (3) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (2) of this definition.

“Oil and Gas Properties” means any and all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, together with all fixtures and improvements pertaining thereto.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Optional Redemption Price” has the meaning provided for in Section 3.3(a).

“OID Legend” has the meaning as set forth in Section 2.15(a)(iv).

“Other Collateral” means the assets of the Issuer and the Restricted Subsidiaries that constitutes Collateral, excluding (1) the Bakken Collateral, (2) the CVS Collateral and (3) the Niobrara Collateral.

“Other Collateral Disposition” means any sale, transfer or other disposition of Other Collateral. The sale or issuance of Equity Interests in a Restricted Subsidiary that owns Other Collateral such that it thereafter is no longer a Restricted Subsidiary shall be deemed to be an Other Collateral Disposition of the Other Collateral owned by such Restricted Subsidiary.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” has the meaning provided in Section 2.3.

“Permitted Additional Pari Passu Obligations” means all Obligations the Issuer or any of the Guarantors with respect to any Indebtedness that has been Incurred in accordance with this Indenture that are pari passu with the Note Obligations in right of payment and secured by Liens on the Collateral ranking equal in priority to the Note Liens.

“Permitted Asset Swap” means an Asset Swap, (i) of a producing Oil and Gas Property (or set of properties) for another producing Oil and Gas Property (or set of properties) with a PV-10 Value that is greater than or equal to the PV-10 Value of the property being transferred, (ii) of a non-producing Oil and Gas Property (or set of properties) for any other Oil and Gas Property (or set of properties), (iii) of a producing Oil and Gas Property (or set of properties containing producing Oil and Gas Properties) for a non-producing Oil and Gas Property (or set of properties containing non-producing Oil and Gas Properties) in the same Basin as the property or properties being transferred. Any assets acquired in a Permitted Asset Swap shall be owned by the Issuer or a Guarantor as required by the Security Documents.

“Permitted Bakken Joint Venture” means a joint venture among the Issuer or a Guarantor and one or more unaffiliated third parties in respect of the Bakken Collateral, which joint venture is more than 51% owned by the Issuer or the Guarantors and controlled by the Issuer or the Guarantors.

“Permitted Business Activities” means clauses (1) and (2) of the definition of “Oil and Gas Business.”

“Permitted Business Investment” means any Investment (other than an Investment in an Unrestricted Subsidiary) made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, storing, treating or transporting oil, natural gas or other hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, shareholder agreements and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries); and

(3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Commodity Hedging Obligations” means Obligations of the Issuer or any Guarantor with respect to non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions), entered into by the Issuer or any Guarantor as part of its normal business operations with the purpose and effect of hedging prices as a risk management strategy or hedge against adverse changes in the prices of natural gas or oil (including without limitation commodity price hedges, swaps, caps, floors, collars and similar agreements designed to protect the Issuer or any such Guarantor against fluctuations in commodity prices or any option with respect to any such transaction) and not intended primarily as a borrowing of funds, provided that such transactions, at the time of such transaction, giving effect to any other Commodity Agreements then in effect together with such transaction, (i) with respect to projected production of natural gas from undeveloped Oil and Gas Properties by the Issuer and the Guarantors, shall not apply to more than 75% of such projected production of natural gas, (ii) with respect to projected production of oil from undeveloped Oil and Gas Properties by the Issuer and the Guarantors, shall not apply to more than 75% of such projected production of oil, (iii) with respect to projected production of natural gas from existing developed producing Oil and Gas Properties by the Issuer and the Guarantors, shall not apply to more than 100% of such projected production of natural gas and (iv) with respect to projected production of oil from existing developed producing Oil and Gas Properties by the Issuer and the Guarantors, shall not apply to more than 100% of such projected production of oil. Permitted Commodity Hedging Obligations secured by a Lien on all or part of the Collateral must be secured under the Security Documents, and the secured parties in respect of such Permitted Commodity Hedging Obligations must agree pursuant to applicable intercreditor arrangements or provisions in accordance with clause (7) of the definition of “Permitted Liens” that the Collateral Agent shall control all rights and remedies in respect of such Lien pursuant to the provisions of the Security Documents.

“Permitted Debt” shall have the meaning as set forth in Section 4.12.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1) the Issuer, or any Guarantor or a Person which will, upon the making of such Investment, become a Guarantor; provided, however, that the primary business of such Guarantor is the Oil and Gas Business;

(2) another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Guarantor or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Guarantor and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary not to exceed $2.5 million in the aggregate at any one time outstanding;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with this Indenture, including, without limitation, Section 4.16; provided that such securities or other assets received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral, with the Note Liens on such Collateral being of the same relative priority as the Note Liens on the assets disposed of;

(9) Investments in existence on the Issue Date;

(10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations, which transactions or obligations are Incurred in compliance with this Indenture, including, without limitation, Section 4.12;

(11) Guarantees issued in accordance with this Indenture, including, without limitation, Section 4.12;

(12) any Permitted Asset Swap or acquisition of Additional Assets made in accordance with this Indenture, including, without limitation, Section 4.16 other than a transaction involving an Unrestricted Subsidiary; provided that such Additional Assets or securities or other assets received in an Asset Disposition or Permitted Asset Swap shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or Permitted Asset Swap constituted Collateral, with the Note Liens on such Collateral being of the same relative priority as the Note Liens on the assets disposed of;

(13) Permitted Business Investments in any Person other than the Issuer or a Guarantor in an aggregate amount that, when taken together with other Permitted Business Investments then outstanding, do not exceed, at the time such Investment is made, (x) 10.0% of Adjusted Consolidated Net Tangible Assets for Investments made during the first three years after the Issue Date and (y) 15.0% of Adjusted Consolidated Net Tangible Assets for Investments made after the third anniversary of the Issue Date; provided, that: (A) (i) CVS Collateral, (ii) Niobrara Collateral (prior to the date the Initial Niobrara Proceeds have been received and applied in full) and (iii) producing Oil and Gas Properties of the Issuer or a Guarantor will not be permitted to be used for “Permitted Business Investments”; (B) Permitted Business Investments in any Person other than the Issuer or a Guarantor must be made only in the United States or Canada; (C) any Permitted Business Investment in any Person other than the Issuer or a Guarantor must be made at Fair Market Value and must comply fully with Sections 4.10 and 4.11; and (D) any Asset Disposition by any entity in which a Permitted Business Investment has been made (each, a “PBI Entity”) will be treated as an Asset Disposition by a Restricted Subsidiary (including the provisions applicable to the various categories of assets being disposed of), with the amount of Net Available Cash required to be applied under Section 4.16 being equal to (x) the percentage of the economic benefit in the PBI Entity to which the Issuer and the Guarantors are entitled times (y) the amount of Net Cash Proceeds received by the PBI Entity;

(14) any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;

(16) unsecured Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

(17) acquisitions of assets, equity interests or other securities by the Issuer for consideration consisting of common equity securities of the Issuer;

(18) Investments in the Notes; and

(19) any Investment in Endeavor Gathering LLC made during any fiscal year of the Issuer or within 45 days after the end of such fiscal year in amounts that, together with all other Investments made in Endeavor Gathering LLC in respect of such fiscal year in reliance on this clause (19) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to the Issuer or any Restricted Subsidiary by Endeavor Gathering LLC.

“Permitted Letter of Credit Facility” means, with respect to the Issuer or any Guarantor, one or more debt facilities providing solely for the issuance of letters of credit and the cash collateralization thereof not to exceed, in the aggregate, $10.0 million at any time outstanding with such cash collateral not to exceed 105% of the aggregate undrawn face amounts thereof, in each case, together with the related documents thereto (including any guarantees and collateral documents, instruments and agreements executed in connection therewith, whether in effect on the Issue Date or entered into thereafter) in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent or agent and lenders or another administrative agent or agents or other lenders).

“Permitted Liens” means, with respect to any Person:

(1) Liens with respect to Obligations Incurred under clause (1) of the definition of “Permitted Debt” that (i) consist of set-off rights and do not extend to any assets other than the cash held at the institution providing the letters of credit Incurred under such clause (1) (which cash shall also be Collateral subject to Note Liens) or (ii) are Liens on the Collateral that rank pari passu in priority with the Note Liens;

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other Hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(4) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties so long as any such survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions are subordinate in all respects to the Note Liens and do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7) Liens securing Permitted Commodity Hedging Obligations, which Liens, to the extent the counterparty under a Permitted Commodity Hedging Obligation reasonably requires, may be of higher priority than the Note Liens (and shall, in such case, also be of higher priority than any other Liens on the Collateral that secure Indebtedness), in which case such Permitted Commodity Hedging Obligation shall become a secured obligation under the Security Documents and the Collateral Agent and Trustee shall enter into intercreditor arrangements or provisions specifying the relative priority of (x) Liens securing Permitted Commodity Hedging Obligations pursuant to this clause (7) and (y) the Note Liens; provided, however, that the Collateral Agent and the Trustee shall not be required to enter into any such intercreditor arrangements or provisions unless and until the Issuer shall have delivered (x) an Officer’s Certificate to the Trustee certifying that (i) such intercreditor arrangements and or provisions are in respect of a “Permitted Commodity Hedging Obligation” in accordance with the definition thereof and (ii) the Liens in respect of such Permitted Commodity Hedging Obligation are “Permitted Liens” in accordance with this clause (7); and (y) an Opinion of Counsel that all conditions precedent to be performed by the Issuer provided for in this Indenture (including this clause (7)) for the Collateral Agent and the Trustee to enter into such intercreditor arrangements have been complied with (which counsel, as to factual matters, may rely on an Officer’s Certificate).

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(9) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for securing Indebtedness incurred under clause (6) of the definition of “Permitted Debt”; provided that

(a) such Liens do not encumber any assets (and proceeds thereof) other than those acquired, purchased, constructed or improved with the proceeds of such Indebtedness, or assets affixed or appurtenant thereto; and

(b) such Liens are created within 180 days of the later of the acquisition, purchase or the completion of the construction or improvement of such assets;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (other than Liens described specifically in the other clauses of this definition of “Permitted Liens”);

(14) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15) Liens on property at the time the Issuer or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16) Liens securing Indebtedness or other Obligations of a Subsidiary owing to the Issuer or a Wholly-Owned Subsidiary;

(17) Note Liens securing the Notes and the Note Guarantees (and related Note Obligations) Incurred pursuant to clause (4) of the definition of “Permitted Debt” and Refinancing Debt in respect thereof;

(18) Liens securing other Indebtedness incurred in accordance with this Indenture, which Liens shall rank expressly junior in priority to the Note Liens pursuant to the Intercreditor Agreement; provided that such Indebtedness may not have any scheduled maturities (including, without limitation amortization payments) or put dates prior to 91 days after the Stated Maturity of the Notes (and any Change of Control or Asset Disposition redemption provisions therein will provide that the Notes are to be redeemed prior to such Indebtedness);

(19) any interest or title of a lessor under any operating lease;

(20) Liens in respect of Production Payments and Reserve Sales, which Liens shall relate to the property that is the subject of such Production Payments and Reserve Sales;

(21) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business and are incurred in the ordinary course of business; provided that the Liens arising under any such agreements are not incurred in connection with Indebtedness or other borrowing of money;

(22) Liens on pipelines or pipeline facilities that arise by operation of law;

(23) deposits made in the ordinary course of business to secure liability to insurance carriers;

(24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted in Section 4.12; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement and are incurred in the ordinary course of business and not for speculative purposes;

(26) any (a) interest or title of a lessor under any lease, Liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements) or (c) subordination of the interest of the lessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28) Liens (other than Liens securing Indebtedness, sale-leaseback arrangements or lease obligations) on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling development, production and processing;

(29) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30) Liens arising under this Indenture in favor of the Trustee or the Collateral Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(31) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.10; and

(32) Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Issuer or any Subsidiary of the Issuer on deposit with or in possession of such bank.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Other Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, other than Permitted Commodity Hedging Obligations.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“PIK Election” has the meaning as set forth in Section 2.17(a)(3).

“PIK Interest” has the meaning as set forth in Section 2.17(a)(3).

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.15(a)(i).

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Issuer in consultation with its independent public accountants.

“Production Payments and Reserve Sales” means the grant or transfer by the Issuer or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the Holder of such interest has recourse to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Issuer or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

“PV-10 Value” means, with respect to applicable Oil and Gas Properties of the Issuer and the Guarantors constituting proved reserves, the present value of the estimated net cash flow to be realized from the production of Hydrocarbons from all such Oil and Gas Properties contained in the Reserve Reports discounted at 10 percent.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.

“Record Date” means the Record Dates specified in the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of the Issuer or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registrar” has the meaning provided in Section 2.3.

“Registration Rights Agreement” means that certain registration rights agreement relating to the Notes, dated as of the date hereof by and among the Issuer, the Guarantors and the other parties thereto.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Global Note Legend” means the legend set forth in Section 2.15(a)(iii) hereof.

“Remaining Asset Disposition Proceeds” shall have the meaning as set forth in Section 4.16(d)(3).

“Remaining Bakken Proceeds” has the meaning set forth in Section 4.16(c)(3).

“Reserve Report” means a report setting forth, as of December 31st, the oil and gas reserves attributable to the proved Oil and Gas Properties of the Issuer and the Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date. Until superseded, the Initial Reserve Report will be considered the Reserve Report.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 4.10.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Lien Creditor” means a creditor in respect of a Subordinated Obligation.

“Subordinated Obligation” means any Obligation of the Issuer or Guarantor (whether outstanding on the Issue Date or thereafter Incurred) (i) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement, (ii) that is secured by a Lien that ranks lower in priority than the Note Liens, (iii) that is unsecured. For the avoidance of doubt, all Obligations with respect to the Existing Senior Notes and the Convertible Notes shall be Subordinated Obligations.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) shall refer to a Subsidiary of the Issuer.

“Successor Issuer” has the meaning set forth in Section 5.1.

“S-X 3-16 Exclusion” The exclusion, pursuant to the Security Documents, of any Capital Stock or any other security of a Subsidiary from the Collateral if the pledge of such Capital Stock or other security to secure the Secured Obligations would cause such Subsidiary to be required to file separate financial statements with the Securities Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act.

“Tender Offer” means, the Issuer’s offer to purchase up to $50.0 million aggregate principal amount of its outstanding 5.00% Convertible Senior Notes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Treasury Rate” means, as of any redemption date or date of deposit (in the case of a defeasance or satisfaction and discharge), the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date or date of deposit to December 1, 2014; provided, however, that if the period from the redemption date or date of deposit to December 1, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date or date of deposit to December 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate with respect to any Notes to be redeemed, shall be determined as of a date selected by the Issuer that is on or after the date the notice of redemption with respect to such Notes is provided to the Trustee and specified in the applicable notice of redemption.

“Trust Officer” means any officer within the Corporate Trust Office including any Vice President, Managing Director, Director, Assistant Vice President, Associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

“Upstream Restricted Payment” means any dividend, distribution, repayment, prepayment, repurchase, redemption, purchase or other retirement for value of Equity Interests or Subordinated Indebtedness of the Issuer or any of the Restricted Subsidiaries, except for any of the foregoing made to the Issuer or a Guarantor.

“Unrestricted Subsidiary” means:

(1) as of the Issue Date, Endeavor Gathering LLC;

(2) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not (a) own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary or (b) own or hold Collateral;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) on the date of such designation, such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.10;

(4) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Issuer could Incur at least $1.00 of additional Indebtedness under the first paragraph of Section 4.12 on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depository, representing Notes that do not bear the Private Placement Legend.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or another Wholly-Owned Subsidiary.

Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on this Indenture securities means the Issuer and the Guarantors or any other obligor on the Notes and the Note Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case; and

(7) for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, shall not be read to mean “any” of such Collateral as a result of the Issuer or the relevant Subsidiary being in the “zone of insolvency”.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, a form of which is annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (the “Global Note”) attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:

(i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.6(b) hereof); and

(ii) an Officer’s Certificate from the Issuer.

(d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.15 hereof or an Asset Disposition Offer as provided under Section 4.16 hereof. The Notes shall not be redeemable, other than as provided in Article III.

Additional Notes, which shall be deemed to be Notes, issued pursuant to Section 2.17 after the Issue Date may be created and issued from time to time by the Issuer without other notice to or consent of the Holders and shall be consolidated with and form a single class with the Notes issued on the Issue Date and shall have the same terms as to status, redemption or otherwise as the Notes issued on the Issue Date other than as set forth in Section 2.17(b).

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.2 Execution and Authentication; Aggregate Principal Amount. At least one Officer shall execute the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note or a Note Guarantee was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $318,000,000, (ii) subject to Section 4.12, Additional Notes and (iii) Exchange Notes, in each case, upon a written order of the Issuer in the form of an Officer’s Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Notes or Additional Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee may reasonably request. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Asset Disposition Offers. For the purposes of this Indenture, except for Section 4.12 and except where specifically indicated or that context otherwise requires, references to the Notes include Additional Notes, if any. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Additional Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of at least $2,000 and any integral multiple of $1,000 in excess thereof.

Section 2.3 Registrar and Paying Agent. The Issuer shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. The Issuer may act as Paying Agent, except that, for the purposes of payments on the Notes pursuant to Sections 4.15 and 4.16, neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days’ prior written notice to the Issuer.

Section 2.4 Paying Agent To Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any or interest, on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all assets held by it as Paying Agent. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent (if other than the Issuer) shall have no further liability for such assets.

Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.6, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor Depository or a nominee of such successor Depository. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in clause (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i) or (ii) above and pursuant to Section 2.6(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of a Registered Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(f) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate to the Registrar in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case set forth in this Section 2.6(b)(iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.6(b)(ii) or (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.6(b)(ii) or (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.6(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(f) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.6(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.6(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case set forth in this Section 2.6(b)(iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.6(a) hereof and satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(f) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depository and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, in the case of clause (C) above, the applicable Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case set forth in this Section 2.6(b)(iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (1) a Participating Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each case set forth in this Section 2.6(b)(iv), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer by Persons that certify that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7, 2.10, 3.7, 4.15, 4.16 and 9.5 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.2 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.2 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the OID Legend, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.6 and may trade under a separate CUSIP number.

Section 2.7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note and the Guarantors shall execute a Note Guarantee thereon if the Trustee’s requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer, the Guarantors and the Trustee, to protect the Issuer, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer and the Guarantors.

Section 2.8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or any Subsidiary of the Issuer or an Affiliate of the Issuer or any such Subsidiary shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when, to its knowledge, any of its Subsidiaries, any of its Affiliates or any of its Subsidiaries’ Affiliates repurchase or otherwise acquire Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officer’s Certificate. The Officer’s Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and so indicate in the Officer’s Certificate. Without unreasonable delay, the Issuer shall prepare, the Trustee shall authenticate and the Guarantors shall execute Note Guarantees on, upon receipt of a written order of the Issuer pursuant to Section 2.2, definitive Notes in exchange for temporary Notes.

Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. The Trustee shall maintain a record of all canceled Notes. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If either the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12 Defaulted Interest. The Issuer will pay interest on overdue principal from time to time on demand at a rate of fifteen (15.000%) percent per annum. The Issuer shall, to the extent lawful, pay interest on any overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate of fifteen (15.000%) percent per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time or 10:00 a.m. Houston, Texas time, of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest to be paid. Notwithstanding the foregoing, (a) any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid, and (b) the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.13 CUSIP Number. The Issuer in issuing the Notes may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be.

Section 2.15 Restrictive Legends.

(a) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A UNITED STATES PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO GMX RESOURCES, INC. OR ANY OF ITS SUBSIDIARIES,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION OR WARRANTY IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(f) OR SECTION 2.6(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS

REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(iv) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Code, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT GMX RESOURCES, INC., 9400 NORTH BROADWAY, SUITE 600, OKLAHOMA CITY, OK 73114, ATTENTION: TREASURER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

Section 2.16 Designation. The Indebtedness evidenced by the Notes and the Note Guarantees is hereby irrevocably designated as “senior secured indebtedness” or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Issuer or a Guarantor, as the case may be, which the Issuer or such Guarantor, as the case may be, makes subordinate to any senior secured (or such other term denoting seniority) indebtedness of such Person.

Section 2.17 Payment of Interest.

(a) Interest on the Notes will:

(1) accrue from the date of issuance of any such Notes or, if interest has already been paid on any such Notes, from the most recent Interest Payment Date;

(2) unless the Issuer makes a PIK Election (as defined below) with respect to an interest period, accrue for such interest period at the rate of 11.0% per annum, payable in cash, in arrears;

(3) if the Issuer makes an election to pay a portion of the interest due with respect to an Interest Payment Date in the form of Additional Notes (a “PIK Election”) with respect to an interest period, accrue for such interest period at the rate of 13.0% per annum in the aggregate, of which (i) 9.0% per annum shall be payable in cash, in arrears, and (ii) 4.0% per annum shall be payable in the form of Additional Notes (in minimum denominations of $1,000 and integral multiples thereof, with any fractional Additional Notes being paid in cash), in arrears (“PIK Interest”);

(4) be payable on each June 1 and December 1, commencing June 1, 2012, to Holders of record of the Notes as of the May 15 and November 15 immediately preceding the relevant interest payment date; and

(5) be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any PIK Election shall specify the Interest Payment Date subject to the PIK Election and may only be made by written notice given to the Trustee and the Holders at least 20 Business Days prior to the record date for the Interest Payment Date for which the PIK Election is to be made (it being understood that the issuance of a press release or the filing or furnishing of a current report on Form 8-K with the SEC shall be deemed to be written notice given to the Holders).

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment.

(b) If a PIK Election is made, the Additional Notes issued pursuant thereto will be identical to the originally issued Notes on which such Additional Notes are being issued as PIK Interest and shall share the same CUSIP number as such originally issued Notes, except that interest will begin to accrue from the date they are issued.

ARTICLE III

REDEMPTION

Section 3.1 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Paragraph 5 of the Notes, they shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

The Issuer shall give each notice provided for in this Section 3.1 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officer’s Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

Section 3.2 Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed or admitted to trading on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption unless the Issuer shall default in payment thereof.

Section 3.3 Mandatory and Optional Redemption.

(a) Except as required under Section 4.15 or 4.16, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise. Except as set forth in Section 3.3(b) and (c), the Issuer will not be entitled to redeem the Notes at its option prior to December 1, 2014. The Notes will be redeemable, at the Issuer’s option, in whole at any time or in part from time to time, on and after December 1, 2014, upon not less than 30 nor more than 60 prior days’ notice, at the following Redemption Prices (expressed as a percentage of the principal amount of the Notes) plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 1 of the years set forth below (in the aggregate, the “Optional Redemption Price”):

Year	Percentage
2014	105.500%
2015	102.750%
2016 and thereafter	100.000%

(b) At any time prior to December 1, 2014, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes but without duplication for Exchange Notes) originally issued under this Indenture with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that:

(1) at least 65% of the original principal amount of the Notes originally issued under this Indenture (including Additional Notes but without duplication for Exchange Notes) remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of the related Equity Offering.

(c) In addition, the Notes may be redeemed (a “Make-Whole Redemption”), in whole or in part, at any time prior to December 1, 2014 at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder at its registered address, at a Redemption Price (the “Make-Whole Redemption Price”) equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.4 Notice of Redemption. In connection with a redemption pursuant to Section 3.3, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. The Issuer shall provide such notices of redemption to the Trustee at least three Business Days before the intended mailing date.

Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the relevant Redemption Price and the amount of unpaid accrued interest to be paid;

(3) the name and address of the Paying Agent;

(4) the subparagraph of the Notes pursuant to which such redemption is being made;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus unpaid accrued interest, if any;

(6) that, unless the Issuer defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

(7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.4, such notice of redemption shall be irrevocable, and Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus unpaid accrued interest to, but not including such Redemption Date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus unpaid accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the Redemption Price or accrued interest.

Section 3.6 Deposit of Redemption Price. On or before the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus unpaid accrued interest of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus unpaid accrued interest interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.7 Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Notes.

(a) The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

(b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

(c) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments under this Indenture.

Section 4.2 Maintenance of Office or Agency. The Issuer shall maintain the office or agency required under Section 2.3. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

Section 4.3 Organizational Existence. Except as otherwise permitted by Article V, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its organizational existence and the organizational existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each such Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 4.4 Payment of Taxes and Other Claims. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.5 Maintenance of Properties and Insurance.

(a) The Issuer shall, and shall cause each of the Restricted Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.5 shall prevent the Issuer or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Issuer or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

(b) The Issuer shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuer, are adequate and appropriate for the conduct of the business of the Issuer and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, Canada or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuer, for companies similarly situated in the industry. Within 30 days after the date hereof, the Issuer shall furnish to the Collateral Agent policies or certificates of insurance covering the Collateral and other assets of the Issuer. Each policy shall: (i) reflect the Collateral Agent, for its benefit and the benefit of the Holders, as additional insured and loss payee and mortgagee and shall otherwise bear endorsements to such effect; (ii) contain an agreement by the insurer, if available at reasonable cost, not to cancel, amend, materially reduce the amount or materially change the coverage under the policy without giving the Collateral Agent at least thirty (30) days prior written notice of its intention to do so and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause. The Issuer shall furnish or cause to be furnished to the Collateral Agent from time to time, and in no event less than once per calendar year, a compliance certificate from an independent third-party insurance consultant with experience in the Oil and Gas Business certifying that (i) the insurance with respect to the Collateral is in full force and effect and (ii) that it fully complies with requirements that are customary in the Oil and Gas Business. In the event the Issuer should, for any reason whatsoever, fail to keep the Collateral or any part thereof so insured or fail to furnish to the Collateral Agent such compliance certificate, then the Collateral Agent, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor and the Issuer shall reimburse the Collateral Agent upon demand for the amount of the premiums paid, together with interest thereon until paid a a rate equal to the rate of interest charged on the principal of the Notes plus one percent (1%). The Collateral Agent shall not be responsible for the solvency of any company issuing any insurance policy, whether or not selected or approved by it, or for the collection of any amounts due under any such policy, and shall be responsible and accountable only for such money as may be actually received by the Collateral Agent. The Issuer shall promptly notify the Collateral Agent if any portion of the Collateral in excess of $1,500,000 is physically damaged, destroyed or condemned; provided that the foregoing shall not include damages to wells or well bores or in Oil and Gas Properties incurred in the ordinary course of business of drilling or producing such properties in an aggregate amount of less than $5,000,000. The Issuer shall promptly further notify the Issuer’s insurance company and submit an appropriate claim and proof of claim to the insurance company if such a casualty or accident occurs. In the event of any loss under any of such policies, the Collateral Agent shall pay the net proceeds thereof to the Issuer, either wholly or in part, unless an Event of Default has occurred an is continuing, in which event the Collateral Agent may hold the net proceeds as additional Collateral or pay the net proceeds to the Issuer under such conditions as the Collateral Agent may determine to enable the Issuer to repair or restore the Collateral.

Section 4.6 Compliance Certificate; Notice of Default.

(a) The Issuer and each Guarantor (the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each of its fiscal years, an Officer’s Certificate (provided, however, that the signatory to each such Officer’s Certificate must state that he or she is the Issuer’s principal executive officer, principal financial officer or principal accounting officer), as to such Officers’ knowledge, without independent investigation, of the Issuer’s compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and in the event any Default under this Indenture exists, such Officers shall specify the nature of such Default. Each such Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.8 shall be accompanied by a written report of the Issuer’s independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

(c)(i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy under this Indenture with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 12.2 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officer’s Certificate specifying such event, notice or other action within 30 days of the occurrence thereof.

Section 4.7 Compliance with Laws. The Issuer shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its respective businesses and the ownership of its respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuer and the Restricted Subsidiaries taken as a whole.

Section 4.8 Reports to Holders.

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Issuer will file with the SEC, and make available to the Trustee and the registered Holders without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to a non-accelerated filer. In the event that the Issuer is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Issuer will nevertheless make available such Exchange Act information to the Trustee and the Holders without cost to any Holder as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.

(b) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries.

(c) In addition, the Issuer and the Guarantors have agreed that they will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act to the extent not satisfied by the foregoing. For purposes of this Section 4.8, the Issuer and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this Section 4.8 if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

(d) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act within the time period specified by the Registration Rights Agreement.

Section 4.9 Waiver of Stay, Extension or Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10 Limitation on Restricted Payments. The Issuer will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any payment or distribution on or in respect of the Issuer’s Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(a) dividends or distributions by the Issuer payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer; and

(b) dividends or distributions payable to the Issuer or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2) purchase, redeem, defease, retire or otherwise acquire for value any Capital Stock of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, the principal amount (including, without limitation, any accreted principal amount, interest paid in kind or accreted interest) of any Subordinated Obligations (including, without limitation, at Stated Maturity thereof), other than Excluded Indebtedness;

(4) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Issuer or any of its Wholly-Owned Subsidiaries or any Guarantor or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all Holders of such Capital Stock of such Restricted Subsidiary); or

(5) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”).

The provisions of the preceding paragraph will not prohibit (so long as no Default or Event of Default has occurred and is continuing after giving effect to the relevant Restricted Payment, in the case of clause (a), (b), (c), (d) or (i) below):

(a) Restricted Payments (including to purchase, repurchase, defease, refinance or otherwise retire for value the Convertible Notes) (i) made from the Net Cash Proceeds received by the Issuer from an issuance or sale of, Equity Interests that are not Disqualified Stock; provided however, that such Restricted Payment, when taken together with all prior Restricted Payments made under this item (i) since the Issue Date, shall not exceed the aggregate of such Net Cash Proceeds received by the Issuer since the Issue Date or (ii) that are made through the substantially concurrent issuance by the Issuer of Equity Interests that are not Disqualified Stock in exchange for Capital Stock or Subordinated Obligations of the Issuer;

(b) Restricted Payments of up to the Fair Market Value of any Contributed Asset received by the Issuer or a Guarantor since the Issue Date; provided, however, that (i) such Restricted Payment, when taken together with all prior Restricted Payments made with respect to such Contributed Asset under this clause (b), shall not exceed the Fair Market Value of such Contributed Asset, and (ii) if such Restricted Payment is an Upstream Restricted Payment, such Restricted Payment, when taken together with all prior Upstream Restricted Payments made with respect to such Contributed Asset, shall not exceed the aggregate amount of Contributed Asset Cash received by the Issuer and the Guarantors from such Contributed Asset since the date of acquisition of such Contributed Asset;

(c) Restricted Payments to repurchase or retire the Convertible Notes at a price that is less than the outstanding principal amount, which Restricted Payments are in an aggregate amount since the Issue Date not to exceed the sum of (x) $10.0 million plus (y) the amount by which the Aggregate Subscription Amount (net of fees, expenses and other related costs) exceeds the Backstop Amount;

(d) any Restricted Payment that is a Convertible Notes Refinancing;

(e) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this Section 4.10; provided, however, that for purposes of clarification, this clause (e) shall not include cash payments in lieu of the issuance of fractional shares included in clause (h) below;

(f) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock or vesting of restricted Capital Stock;

(g) payments or distributions to dissenting shareholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (g) shall be included in the calculation of the amount of Restricted Payments;

(h) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (h) shall be excluded in the calculation of the amount of Restricted Payments; and

(i) the declaration and payment of dividends or distributions to holders of the Issuer’s 9.25% Series B Cumulative Preferred Stock in accordance with the terms thereof in effect on the Issue Date; provided, however, that for purposes of clarification, this clause (i) shall not include cash payments in lieu of the issuance of fractional shares included in clause (h) above.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

For the avoidance of doubt, the Issuer and its Restricted Subsidiaries shall not directly or indirectly make any Upstream Restricted Payment by means of Investments.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For the purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Indenture and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.11 Limitations on Affiliate Transactions. (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1) the terms of such Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2) if such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Issuer and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3) if such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the Board of Directors of the Issuer has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is fair, from a financial standpoint, to the Issuer or such Restricted Subsidiary or is not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b) The preceding paragraph (a) will not apply to:

(1) any Restricted Payment (other than an Investment) or Approved Investment permitted to be made pursuant to Section 4.10;

(2) any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock (other than Disqualified Stock) of the Issuer, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of the Issuer;

(3) loans or advances to employees, officers or directors in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries up to $2.0 million individually to the extent permitted by applicable law;

(4) any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Guarantor, as the case may be, in accordance with Section 4.12;

(5) any transaction (other than an Investment) with, or an Approved Investment in, a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or similar entity;

(6) the issuance or sale of (i) any Capital Stock (other than Disqualified Stock) of the Issuer or (ii) the receipt by the Issuer of any common equity capital contribution from its shareholders;

(7) indemnities of officers, directors and employees of the Issuer or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries;

(8) the payment of reasonable compensation and fees paid to, and indemnity provided on behalf of, officers or directors of the Issuer or any Restricted Subsidiary;

(9) the performance of obligations of the Issuer or any of its Restricted Subsidiaries under the terms of any agreement to which the Issuer or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Holders of the Notes than the terms of the agreements in effect on the Issue Date; and

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 4.12 Limitation on Incurrence of Indebtedness and Preferred Stock.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), and the Issuer will not permit any of its Restricted Subsidiaries to issue Preferred Stock; provided, however, that the Issuer may Incur Indebtedness and any of the Guarantors may Incur Indebtedness and issue Preferred Stock if, on the date thereof:

(1) the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries is at least 2.50 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this Section 4.12 will not prohibit the Incurrence of the following Indebtedness (“Permitted Debt”):

(1) Indebtedness of the Issuer or the Guarantors represented by letters of credit Incurred pursuant to one or more Permitted Letter of Credit Facilities in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(2) Guarantees by the Issuer or the Guarantors of Indebtedness of the Issuer or a Guarantor, as the case may be, Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation, as to Lien priority or as to the existence of security (as the case may be), then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantees to at least the same extent as the Indebtedness being Guaranteed, as the case may be;

(3) Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Issuer or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; (ii) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be; and (iii) any such Indebtedness is not evidenced by Capital Stock or any other security that would be excluded from the Collateral under the S-X 3-16 Exclusion;

(4) Indebtedness represented by (i) the Notes issued on the Issue Date (including up to $3.0 million aggregate principal amount of Notes issued as consideration for certain backstop obligations), (ii) Additional Notes issued after the Issue Date as PIK Interest on such Notes described in clause (i) or on any Notes issued as such PIK Interest, (iii) exchange notes issued in a registered exchange offer (or shelf registration) pursuant to the Registration Rights Agreement (“Exchange Notes”) in respect of the Notes described in clauses (i) and (ii) above, (iv) Note Guarantees by the Guarantors in respect of any of the foregoing Notes and (v) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4);

(5) Indebtedness of a Person that becomes a Restricted Subsidiary or is acquired by the Issuer or a Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with this Indenture and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into the Issuer or a Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or was merged into the Issuer or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person becomes a Restricted Subsidiary or is acquired by or was merged into the Issuer or a Restricted Subsidiary, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.12 after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the acquisition or purchase price or cost of construction or improvements or carrying costs of property used in the business of the Issuer or such Restricted Subsidiary, and Refinancing Indebtedness Incurred to refinance any Indebtedness Incurred pursuant to this clause (6), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6) and then outstanding (including any Refinancing Indebtedness in respect thereof), will not exceed $5.0 million at any time outstanding;

(7) Indebtedness Incurred in respect of (a) self-insurance obligations, bid, appeal, reimbursement, performance, surety and similar bonds and completion Guarantees provided by the Issuer or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and (b) Obligations represented by letters of credit for the account of the Issuer or a Restricted Subsidiary in order to provide security for workers’ compensation claims (in the case of clauses (a) and (b) other than for an Obligation for money borrowed);

(8) Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations;

(9) Indebtedness under the Convertible Notes outstanding on the Issue Date and Refinancing Indebtedness in respect thereof; provided that any such Refinancing Indebtedness is also a Convertible Notes Refinancing;

(10) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (4), (8) and (9)) outstanding on the Issue Date (including the Existing Senior Notes);

(11) any Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (5), clause (10) or the first paragraph of this Section 4.12; and

(12) in addition to the items referred to in clauses (1) through (11) above, Indebtedness of the Issuer and the Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $10.0 million at any time outstanding, which Indebtedness shall not be secured by any Lien on any assets of the Issuer or any of its Subsidiaries and shall not be Incurred or used to redeem, repurchase, purchase, refinance, defease or otherwise retire for value any Convertible Notes or Existing Senior Notes.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.12:

(1) in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 4.12, the Issuer, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to the various provisions below, may later reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the Issue Date under a Permitted Letter of Credit Facility shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this Section 4.12 and shall not be later reclassified;

(3) Guarantees of, or Obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be duplicated;

(4) if Obligations in respect of letters of credit are Incurred pursuant to a Permitted Letter of Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be duplicated;

(5) the principal amount of any Disqualified Stock of the Issuer or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Indebtedness permitted by this Section 4.12 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.12 permitting such Indebtedness;

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(8) all Permitted Commodity Hedging Obligations shall be classified under clause (8) of the second paragraph above and shall not be later reclassified.

Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.12. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.12, the Issuer shall be in Default of this Section 4.12).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.12, the maximum amount of Indebtedness that the Issuer may Incur pursuant to this Section 4.12 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.13 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Issuer or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Issuer or any Restricted Subsidiary.

The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, this Indenture, the Security Documents, the Intercreditor Agreement or Permitted Letter of Credit Facility in effect on such date;

(ii) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by the Issuer or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Issuer or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided, that any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired;

(iii) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Issuer and the Restricted Subsidiaries to realize the value of, property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary;

(iv) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to, entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided, that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Restricted Subsidiary other than the assets and property so acquired;

(v) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (i), (ii), (iv) or (xi) of this paragraph or this clause (v) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i), (ii), (iv) or (xi) of this paragraph or this clause (v); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i), (ii), (iv) or (xi) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(vi) in the case of clause (3) of the first paragraph of this Section 4.13, any encumbrance or restriction:

(a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties), license or other contract;

(b) contained in Mortgages, pledges or other security agreements permitted under this Indenture securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such Mortgages, pledges or other security agreements;

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary;

(d) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(e) provisions with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

(vii) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this Section 4.13 on the property so acquired;

(viii) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(ix) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(x) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(xi) encumbrances or restrictions arising or existing by reason of any Permitted Commodity Hedging Obligation or Permitted Other Hedging Obligation.

Section 4.14 Payments for Consents. Neither the Issuer nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.15 Change of Control. If a Change of Control occurs, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.3, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.3, the Issuer will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the Change of Control Offer at the address specified in the Change of Control Offer prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of at least $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail or wire transfer to each Holder properly tendered and not properly withdrawn the Change of Control Payment for such Notes (or, if all of the Notes are then in global form, make such payment through the facilities of the DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will apply whether or not any other provisions of this Indenture apply. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, or compliance with the Change of Control provisions of this Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of its compliance with such securities laws or regulations.

Section 4.16 Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition unless the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), of the shares and assets subject to such Asset Disposition.

(b) The Issuer will not , and will not permit any of its Restricted Subsidiaries to make any Asset Disposition of the CVS Collateral or the Initial Niobrara Collateral unless:

(1) 100% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 365 days after receipt thereof;

(i) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(ii) to repurchase or retire all or a portion of the 2013 Senior Convertible Notes at a discount (an “Initial Asset Proceeds Repurchase”), so long as the aggregate amount of Net Available Cash applied in Initial Asset Sale Proceeds Repurchases and Bakken Proceeds Repurchases and from the proceeds of an Excluded VPP does not exceed $10.0 million since the Issue Date; and

(3) to the extent 100% of the Net Available Cash from such Asset Disposition has not been applied in accordance with clause (2) above, such Net Available Cash shall be deemed to be “Excess Proceeds”, which shall be applied as specified in paragraph (f), below.

(c) The Issuer will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition of the Bakken Collateral unless:

(1) 100% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 50% of the Net Available Cash from such Asset Disposition (the “Initial Bakken Proceeds”) shall be deemed, immediately upon receipt by the Issuer or any Restricted Subsidiary, to be “Excess Proceeds”, which shall be applied within 30 days after receipt thereof to make an Asset Disposition Offer in accordance with paragraph (f), below;

(3) an amount equal the remaining Net Available Cash from such Asset Disposition other than the Initial Bakken Proceeds (the “Remaining Bakken Proceeds”) is applied within 365 days after receipt thereof:

(i) to invest in Additional Assets used or to be useful in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(ii) to repurchase or retire all or a portion of the 2013 Senior Convertible Notes at a discount (a “Bakken Proceeds Repurchase”), so long as the aggregate amount of Net Available Cash applied in Initial Asset Sale Proceeds Repurchases and Bakken Proceeds Repurchases and from the proceeds of an Excluded VPP does not exceed $10.0 million since the Issue Date; and

(4) to the extent the Remaining Bakken Proceeds from such Asset Disposition have not been applied in accordance with clause (3) above, such Net Available Cash shall be deemed to be “Excess Proceeds”, which shall be applied as specified in paragraph (f), below.

(d) The Issuer will not, and will not permit any of its Restricted Subsidiaries to make any Asset Disposition of any assets other than the CVS Collateral, the Initial Niobrara Collateral or the Bakken Collateral unless:

(1) 75% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 75% of the Net Available Cash from such Asset Disposition (the “Initial Asset Disposition Proceeds”) shall be deemed, immediately upon receipt by the Issuer or any Restricted Subsidiary, to be “Excess Proceeds”, which shall be applied within 30 days after receipt thereof to make an Asset Disposition Offer in accordance with paragraph (f), below;

(3) an amount equal the remaining Net Available Cash from such Asset Disposition other than the Initial Asset Disposition Proceeds (the “Remaining Asset Disposition Proceeds”) is applied within 365 days after receipt thereof:

(i) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(ii) to permanently prepay, repay, redeem or purchase Indebtedness of the Issuer under a Permitted Letter of Credit Facility or any other Indebtedness of the Issuer or a Guarantor (other than Subordinated Obligations, or Indebtedness owed to the Issuer or any of its Affiliates); and

(4) to the extent the Remaining Asset Disposition Proceeds have not been applied in accordance with clause (3) above, such Remaining Asset Disposition Proceeds shall be deemed to be “Excess Proceeds”, which shall be applied as specified in paragraph (f), below.

(e) Any Net Available Cash from a Casualty or Condemnation Event with respect to any Collateral shall be applied as if such Collateral were part of the CVS Collateral and subject to an Asset Disposition, as provided in clauses (2)(i) and (3) of paragraph (b) above.

(f) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer (an “Asset Disposition Offer”) to all Holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to asset dispositions to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 103% of the principal amount, plus accrued and unpaid interest to, but not including the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 will be purchased. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Excess Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Issuer).

(g) Any Net Available Cash received in an Asset Disposition that are to be applied pursuant to paragraph (c)(2) or (d)(2) above shall be held in the Collateral Proceeds Account. Any other Net Available Cash received in an Asset Disposition or Casualty or Condemnation Event shall be held in a deposit account that is subject to a perfected Note Lien. Any assets acquired with Net Available Cash from an Asset Disposition or Casualty or Condemnation Event in respect of Collateral shall be pledged by the Issuer or a Guarantor as Collateral to secure the Note Obligations under a Note Lien. To the extent that the aggregate amount of Notes validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the amount of Excess Proceeds, the Issuer and the Guarantors may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture; provided that, to the extent such Excess Proceeds were generated from an Asset Disposition or Casualty or Condemnation Event of CVS Collateral, Initial Niobrara

Collateral or producing Oil and Gas Properties, such remaining Excess Proceeds may only be used for Permitted Business Activities in respect of Existing Properties or Oil and Gas Properties in the basins in which the Existing Properties are located. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Disposition Offer provisions of this Indenture by virtue of such compliance.

(i) For purposes of the covenant described above (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Available Cash attributable to the sale of Collateral consisting of Equity Interests of a Person that is not a Guarantor shall be deemed to be equal to the equity value of such Equity Interests.

(j) For the purposes of clause (1) of paragraphs (b), (c) and (d) of this Section 4.16, the following will be deemed to be cash or Cash Equivalents:

(1) the assumption by the transferee of Indebtedness of the Issuer or Indebtedness of a Restricted Subsidiary (other than Subordinated Obligations) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, in which case such amount of Indebtedness shall not be deemed to be Net Available Cash for purposes of this Section 4.16; and

(2) the amount of securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 90 days after receipt thereof (to the extent of the cash actually so received).

(k) Any proceeds from an Excluded VPP shall be reinvested in Additional Assets used or to be used in Permitted Business Activities (i) in respect of Existing Properties, (ii) in respect of other producing Oil and Gas Properties being acquired or acquired by the Issuer or the Guarantors (but, in either case, not to acquire additional acreage) or (iii) as provided in clauses (b)(2)(ii) and (c)(3)(ii) above.

(l) Any joint venture or similar transaction entered into by the Issuer or any of the Guarantors in respect of the Bakken Collateral must be a Permitted Bakken Joint Venture.

(m) For purposes of this Indenture, the transaction that occurred pursuant to the Purchase and Sale Agreement, dated as of December 8, 2011, between the Company and EDF Trading North America, LLC shall be deemed to have occurred on the Issue Date, and this Section 4.16 shall apply to such transaction as if it had occurred on the Issue Date.

Section 4.17 Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of the Issuer or such Restricted Subsidiary.

Section 4.18 Limitation on Lines of Business. The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to the extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Section 4.19 Impairment of Security Interest; Liens on Additional Property. Neither the Issuer nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Note Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture. Neither the Issuer nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the Notes or other Indebtedness to the extent permitted under this Indenture. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the Note Obligations intended to be secured. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Note Liens at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

The Issuer will deliver to the Trustee the Reserve Report and an Officer’s Certificate not later than April 1 in each calendar year while the Notes are outstanding certifying that the Collateral includes Oil and Gas Properties representing 100% of the total PV-10 Value of the Issuer’s and the Guarantors’ proved Oil and Gas Properties located in the United States as reflected in the most recent available annual Reserve Report (which shall use pricing assumptions consistent with SEC guidelines), or to the extent such Oil and Gas Properties represent less than such percentage, certify that it will promptly put in place Note Liens sufficient to increase such percentage to 100% with the Issuer using reasonable commercial efforts to correct any shortfall within 90 days. To the extent that any Oil and Gas Properties constituting Collateral are released from the Note Liens and are then assigned to Persons other than the Issuer and the Guarantors, any reserves attributable to such Oil and Gas Properties shall be deemed excluded from such Reserve Report for the purpose of determining whether such 100% requirement is met after giving effect to such release.

At or prior to the time that the Issuer is required to deliver to the Trustee an Officer’s Certificate in compliance with the preceding paragraph, the Issuer or the applicable Guarantor will deliver:

(a) to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to existing Mortgages, duly executed by the Issuer or the Guarantor, as applicable, in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Note Lien (subject to no Lien other than Permitted Liens) on such Oil and Gas Properties, as may be required in order to make the certification in such Officer’s Certificate true and correct; and

(b) such legal opinions concerning the authorization, execution and delivery of such Mortgages, amendments or supplements, and the enforceability and recording thereof, as are reasonably satisfactory to the Collateral Agent.

Section 4.20 Additional Note Guarantees and Liens. If the Issuer or any of its domestic Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) such documents as are reasonably satisfactory to the Trustee and the Collateral Agent pursuant to which such Restricted Subsidiary shall unconditionally Guarantee on a senior basis all of the Note Obligations on the terms set forth in this Indenture and (b) Security Documents in form reasonably satisfactory to the Collateral Agent to create a valid perfected Note Lien (subject to no Lien other than Permitted Liens) on such Restricted Subsidiary’s Collateral on the terms set forth in this Indenture and the Security Documents;

(2) to the extent that the exchange offer (or filing of a registration statement) pursuant to the Registration Rights Agreement has not been consummated or filed, as applicable, execute and deliver to the Trustee a joinder, amendment, supplement or other instrument pursuant to which such Restricted Subsidiary becomes a party to the Registration Rights Agreement;

(3) take such further action and execute and deliver such other documents (including, without limitation, joinders and accessions to other Note Documents) necessary to effectuate the foregoing; and

(4) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute legal, valid, binding and enforceable obligations of such Restricted Subsidiary and such other opinions regarding the perfection of such Note Liens in the assets of such Restricted Subsidiary as provided for in this Indenture.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1 Merger, Consolidation and Sale of Assets. (a) The Issuer will not consolidate with or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Issuer”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Note Documents and (ii) to the extent that the exchange offer (or filing of the registration statement) pursuant to the Registration Rights Agreement has not been consummated or filed, as applicable, by joinder, amendment, supplement or other instrument, executed and delivered to the Trustee, all obligations of the Issuer under the Registration Rights Agreement, and the Successor Issuer shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Note Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee; provided, that if the Successor Issuer is not a corporation, such Successor Issuer shall form a corporate co-issuer for the Notes, which shall assume all Note Obligations of the Issuer.

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Subsidiary of the Successor Issuer as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 4.12;

(4) each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture, joinders, amendments, supplements or other instruments relating to the Registration Rights Agreement, if applicable, confirmed that its Note Guarantee shall apply to such Person’s Note Obligations, and delivered such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Note Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b) For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c) Notwithstanding the preceding Section 5.1(a)(3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to a Wholly-Owned Subsidiary and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction; provided that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to the Issuer, the Issuer will not be required to comply with the preceding Section 5.1(a)(5).

(d) In addition, the Issuer will not permit any Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor to, any Person (other than the Issuer or another Guarantor) unless:

(1) (x) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) will expressly assume, (i) by supplemental indenture, executed and delivered to the Trustee, all the Note Obligations of such Guarantor under its Note Guarantee and (ii) to the extent that the exchange offer (or filing of the registration statement) pursuant to the Registration Rights Agreement has not been consummated or filed, as applicable, by joinder, amendment, supplement or other instrument delivered to the Trustee, all obligations of such Guarantor under the Registration Rights Agreement; and (y) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or

(2) the Guarantor’s Capital Stock is subject to an Asset Disposition transaction is made in compliance with Section 4.16 and Article XIII.

Section 5.2 Successor Entity Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or a Guarantor in accordance with Section 5.1, in which such Issuer or Guarantor is not the continuing entity, the successor Person formed by such consolidation or into which such Issuer or Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor under this Indenture, the Notes and the Registration Rights Agreement with the same effect as if such surviving entity had been named as such.

ARTICLE VI

REMEDIES

Section 6.1 Events of Default. An “Event of Default” means any of the following events:

(1) default in any payment of interest or (for the avoidance of doubt) Additional Interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Issuer or any Guarantor to comply with its obligations under Section 5.1;

(4) failure by the Issuer to comply within 30 days after notice as provided below with any of its obligations under Sections 4.8, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 or 4.20 above (in each case, other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above and other than a failure to comply with Article V, which is covered by clause (3) above);

(5) failure by the Issuer or any Restricted Subsidiary to comply within 60 days after notice as provided below with any other covenants in the Note Documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, either (i) aggregates $10.0 million or more or (ii) includes Indebtedness Incurred pursuant to clause (12) of the definition of “Permitted Debt” maturing on or prior to the Stated Maturity of the Notes;

(7) (a) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding, (iii) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or a moratorium or similar arrangement is declared or instituted with its creditors, (v) generally is not paying its debts as they become due; or admits in writing its inability to pay its debts as such debts become due or its directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or (vi) is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due; or

(b) a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for more than 60 consecutive days) under any Bankruptcy Law that: (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding; (ii) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of the

Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation, administration or receivership of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

(8) failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect;

(9) any Note Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements of the Issuer and its Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its Note Obligations; or

(10) as long as Security Documents have not been otherwise terminated in accordance with their terms and the Collateral as a whole has not been released from the Note Liens in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $5.0 million individually or in the aggregate, the security interests under any Security Document or any Note Lien purported to be created or granted thereby is held in any judicial proceeding to be unenforceable or invalid, in whole or part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture or any Security Documents) to be fully enforceable and perfected.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer in writing and, in the case of a notice given by the Holders, the Trustee of the default and the Issuer does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

Section 6.2 Acceleration.

(a) If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1 above) occurs and is continuing, the Trustee may in its sole discretion or upon request of the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Trustee, shall on behalf of the Holders, by notice to the Issuer, declare the principal of, premium, if any, and interest on all the Notes to be due and payable. If an Event of Default described in clause (7) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the Notes, in accordance with the provisions of this Indenture and the Security Documents and the Intercreditor Agreement, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium, accrued and unpaid interest, if any) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(b) If the Notes are accelerated or otherwise become due prior to the Maturity Date as a result of an Event of Default, the principal of, the accrued and unpaid interest on and any premium payable with respect to the Notes shall be due and payable. If such acceleration occurs on or after December 1, 2014, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the Optional Redemption Price in effect on the date of such acceleration as if such acceleration were an Optional Redemption of the Notes accelerated. If such acceleration occurs prior to December 1, 2014, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the Make-Whole Redemption Price in effect on the date of such acceleration, as if such acceleration were a Make-Whole Redemption of the Notes accelerated.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee, subject to the provisions of this Indenture and the Intercreditor Agreement, may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults. At any time prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.1(1) or (2) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.4 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.5 Control by Majority. Holders may not enforce this Indenture or the Notes except as provided in this Article VI and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee reasonably determines may be unduly prejudicial to the rights of any other Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be deemed inadequate by the Trustee; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.5 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.6 Limitation on Suits. Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to it or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Note Obligations unless (and subject to the provisions of the Intercreditor Agreement):

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over other Holders.

Section 6.7 Right of Holders To Receive Payment. Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Issuer or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI it shall pay out such money in the following order, all such pay outs being in accordance with the provisions of the Intercreditor Agreement:

First: to the Trustee for amounts due under Section 7.7;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for the principal amounts (including any premium or Additional Interest) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium or Additional Interest); and

Fourth: the balance, if any, to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Intercreditor Agreement. For the avoidance of doubt, all exercises of remedies by the Trustee pursuant to this Article VI and any actions by the Issuer or the Guarantors with respect to the Collateral securing the Note Obligations shall be subject to the terms of any Intercreditor Agreement in existence at the time.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred, of which the Trustee is deemed to have notice, and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1 and Section 7.2.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2 Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person or Persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officer’s Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such advice or such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through attorneys, agents, custodians or nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care.

(d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer’s accountants and attorneys.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties under this Indenture.

(h) Delivery of reports, information and documents to the Trustee under Section 4.8 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(i) Other than a consent revoked in accordance with Section 9.4, any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is a Holder shall be conclusive and binding upon every subsequent Holder of a Note or portion of a Note that evidences the same debt as the requesting or consenting Holder’s Note.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any of its respective Subsidiaries, or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Notes other than the Trustee’s certificate of authentication.

Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.5 Notice of Default. If a Default or an Event of Default occurs and is continuing, of which the Trustee is deemed to have notice, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after it occurs and becomes known to the Trustee. Except in the case of a Default or an

Event of Default in payment of principal of, or premium, if any, interest on any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or pursuant to an Asset Disposition Offer and a Default in compliance with Article VI hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.5 shall be in lieu of the proviso to § 315(b) of the TIA and such proviso to § 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.6 Reports by Trustee to Holders. Within 60 days after May 15 of each year beginning with May 15, 2012 and for so long as Notes remain outstanding, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), (c) and (d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer.

The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA § 313(d).

Section 7.7 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents, counsel, accountants and experts.

The Issuer and the Guarantors shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, shareholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this Indenture including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties under this Indenture. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee’s sole discretion, the Issuer or such Guarantor shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or premium, if any, or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) of Section 6.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer’s consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail notice of such successor Trustee’s appointment to each Holder.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible under this Indenture, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article VII.

Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Issuer, as obligor of the Notes.

Section 7.11 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Issuer, as obligor on the Notes.

Section 7.12 Force Majeure. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

Section 7.13 Defaults and Events of Default. The Trustee shall not be required to take notice or be deemed to have notice of any Default, except failure of the Issuer to cause to be made any of the payments required to be made to the Trustee, unless the Trustee shall be specifically notified by a writing of such Default by the Issuer or by the Holders of at least 25% in aggregate principal amount of all Notes then outstanding delivered to the Corporate Trust Office of the Trustee and, in the absence of such notice so delivered, the Trustee may conclusively assume no Default exists.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Termination of Issuer’s Obligations. (a) This Indenture and the other Note Documents will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes, and all Note Liens will be released, when (a) either (i) all the Notes, theretofore authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer or any Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the Note Obligations with respect to the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Issuer has paid all other sums payable under the Note Obligations by the Issuer; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

(b) The Issuer may, at its option and at any time, elect to have its obligations and the corresponding Obligations of the Guarantors discharged with respect to the Note Obligations and cause the release of all Note Liens (“Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the Note Obligations which are represented by the outstanding Notes, and satisfied all of its Obligations with respect to the Notes, except for: (1) the rights of

Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (2) the Issuer’s Obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (3) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s Obligations in connection therewith and (4) the Legal Defeasance provisions of this Section 8.1. In addition, the Issuer may, at its option and at any time, elect to terminate its Note Obligations and cause the release of all Note Liens with respect to covenants contained in Sections 4.8, and 4.10 through 4.20 and Article V and the operation of clauses (6), (7) (with respect to Significant Subsidiaries), (8), (9) and (10) of Section 6.1 and the limitations described in clauses (2), (3) and (4) of Section 5.1(a) and Section 5.1(c) (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. In the event of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. In the event of Covenant Defeasance, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect to Significant Subsidiaries), (8), (9) or (10) of Section 6.1 or because of the failure of the Issuer to comply with clauses (2), (3) and (4) of Section 5.1(a) and Section 5.1(c).

(c) If the Issuer exercises its Legal Defeasance option or its Covenant Defeasance option, each Guarantor will also be released from all of its Note obligations. In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default, of which the Trustee is deemed to have notice, shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.1(7)(a) or (b) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or any Guarantor or others;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer; and

(8) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

Section 8.2 Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of, premium and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Issuer.

The Issuer and the Guarantors shall pay jointly and severally and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.3 Repayment to the Issuer. Subject to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, interest or premium, if any, that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

Section 8.4 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1; provided, however, that if the Issuer has made any payment of interest or premium, if any, on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.5 Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.1 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable under this Indenture by the Issuer and (iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) of this Section 8.5 relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified in Section 8.1, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer.

ARTICLE IX

MODIFICATION OF THE INDENTURE

Section 9.1 Without Consent of Holders. Without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend the Note Documents to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency that does not adversely affect the Holders;

(2) provide for the assumption by a successor entity of the Note Obligations;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add Note Guarantees or other obligors with respect to the Notes, including Note Guarantees, or release a Guarantor from its Note Guarantee and terminate such Note Guarantee; provided, however, that the release and termination is in accord with the applicable provisions of this Indenture;

(5) expand the Collateral securing the Note Obligations pursuant to the Note Liens, and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any Note Guarantee of or Note Lien when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(6) add to the covenants of the Issuer or a Restricted Subsidiary for the benefit of the Holders or surrender any right or power conferred upon the Issuer or a Restricted Subsidiary;

(7) make any change that does not adversely affect the rights of any Holder;

(8) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(9) conform the text of this Indenture, the Notes, the Note Guarantees or any other Note Document to any provision of the “Description of the New Notes” under the Offering Circular to the extent that such provision in the “Description of the New Notes” under the Offering Circular was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(10) if necessary, in connection with any addition or termination or discharge of any Note Guarantee, when such termination or discharge is permitted by this Indenture;

(11) provide for the issuance of Exchange Notes;

(12) provide for the succession of a successor Trustee or Collateral Agent under this Indenture;

(13) provide for the accession or succession of any parties to the Note Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Notes and the Note Guarantees; or

(14) provide for the release or addition of Collateral in accordance with the terms of the Note Documents.

Section 9.2 With Consent of Holders. All modifications and amendments of this Indenture, the Notes, the Intercreditor Agreement, the Security Documents and the other Note Documents (other than those permitted by Section 9.1) may be made, subject to certain exceptions, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Such amendments may not, without the consent of the Holders of 75% of the aggregate principal amount of the Notes then outstanding (voting as one class), release all or substantially all of the Collateral. Furthermore, no amendment may, without the consent of each Holder of an outstanding Note affected thereby:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes or the Note Guarantees;

(2) reduce the stated rate of or change the stated time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note pursuant to Section 3.3, change the time at which any Note may be redeemed pursuant to Section 3.3 or waive any payment with respect to the redemption of Notes; provided, that solely for the avoidance of doubt, and without other implication, any purchase or repurchase of Notes (including pursuant to the covenants described in Section 4.15 and Section 4.16) shall not be deemed a redemption of Notes;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment or waiver provisions which require each Holder’s consent;

(8) modify the Note Guarantees in any manner adverse to the Holders of the Notes; or

(9) subordinate the Notes or the Note Guarantees of the Guarantors in a manner that would adversely affect the Holders.

The consent of the Holders is not necessary under Note Documents to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment under this Indenture or any Security Documents becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment. However, failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment.

Section 9.3 Compliance with Trust Indenture Act. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.3 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

Section 9.4 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officer’s Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required under this Indenture for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

Section 9.5 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.6 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officer’s Certificate of the Issuer, stating that no event of default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer. Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE X

INTERCREDITOR AGREEMENT

Section 10.1 Intercreditor Agreement. Each Holder, by accepting a Note, agrees that the Note Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of a conflict or inconsistency between (a) the terms and provisions of this Indenture, the Security Documents, the Notes or the Note Guarantees (on the one hand) and (b) the terms and provisions of the Intercreditor Agreement (on the other hand), the terms and provisions of the Intercreditor Agreement shall govern.

ARTICLE XI

COLLATERAL

Section 11.1 Security Documents.

(a) General. The Note Obligations are secured as provided in the Security Documents and the Intercreditor Agreement. The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected first-priority security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens and terms, conditions and provisions of the Intercreditor Agreement.

(b) Mortgages and Fixture Filings on Oil and Gas Properties. With respect to any interest in certain Oil and Gas Properties and land owned in fee simple owned by the Issuer or a Guarantor on the Issue Date or Oil and Gas Properties and land owned in fee simple acquired by the Issuer or a Guarantor after the Issue Date:

(1) with respect to its Oil and Gas Properties and land owned in fee simple, the Issuer has delivered or will deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, each dated as of the Issue Date or, if later, the date such property is pledged to secure the Note Obligations in accordance with the requirements of the Security Documents, duly executed by the Issuer or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien (although certain Permitted Liens may be prior) to secure the Note Obligations against the properties purported to be covered thereby; provided, however, that no Mortgage shall be required for any Oil and Gas Property or land owned in fee simple (i) the Fair Market Value of which is less than $500,000, or (ii) (x) that is acquired by the Issuer or any Guarantor through a Permitted Asset Swap and (y) that is held by the Issuer or any Guarantor for less than 60 days; provided, further, that the Fair Market Value of all Oil and Gas Properties and land owned in fee simple exempted pursuant to clauses (i) and (ii) shall not exceed $5.0 million in the aggregate, and

(2) the Issuer and the Guarantors are required to deliver to the Collateral Agent, with respect to each of the covered Oil and Gas Properties and land owned in fee simple, such filings (including UCC-1 financing statements to perfect a Lien for the benefit of the Collateral Agent to secure the Note Obligations, on the personal property situated on all or any part of the Mortgaged Property and fixture filings), along with such other documents, instruments, certificates and agreements, as reasonably required to create, evidence or perfect a valid Lien on the property subject to each such Mortgage and as the Collateral Agent and its counsel may reasonably require, including those documents, instruments, certificates and agreements listed in Section 11.12 (although certain Permitted Liens may be rank higher than the Note Liens).

Section 11.2 Collateral Agent.

(a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Security Documents as are provided to the “Trustee” under Article VII.

(b) Subject to Section 7.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters.

(c) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;

(2) to foreclose upon or otherwise enforce any Note Lien; or

(3) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

Section 11.3 Authorization of Actions to be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Note Liens;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or

(3) collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.

Section 11.4 Information Regarding the Collateral.

(a) The Issuer agrees to promptly notify the Collateral Agent if any portion of the Collateral in excess of $1.5 million is physically damaged, destroyed or condemned; provided, that the foregoing shall not include damages to wells or well bores or Oil and Gas Properties incurred in the ordinary course of drilling or producing such properties in an aggregate amount of less than $5.0 million.

(b) Each year, within 120 days after the end of the preceding fiscal year, the Issuer shall deliver to the Trustee and the Collateral Agent a certificate of a responsible financial or accounting Officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such required information since the date of the prior annual financial statements.

(c) Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) thereof requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

(d) Notwithstanding anything to the contrary in this Indenture, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Securities and Exchange Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

(e) Without limiting the generality of paragraph (d) above, the Issuer and the Guarantors may, subject to the provisions of this Indenture, among other things, without any release or consent by the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

(1) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Liens that has become worn out, defective, obsolete or not used or useful in the business;

(2) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Note Liens;

(3) surrendering or modifying any franchise, license or permit subject to the Note Liens that it may own or under which it may be operating;

(4) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(5) selling, transferring or otherwise disposing of inventory or accounts receivable in the ordinary course of business; and

(6) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Note Documents.

The Issuer shall deliver to the Trustee within 30 days following the end of each six-month period (with the second such six-month period being the end of each fiscal year), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the Collateral Agent was obtained were made in the ordinary course of the Issuer’s and Guarantors’ business and such release and the use of proceeds in connection therewith were not prohibited by this Indenture.

Section 11.5 Release of Collateral. Subject to and in accordance with the terms of the Security Documents, the Note Liens on the Collateral will be released:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other Note Obligations that are due and payable at or prior to the time of such principal payment together with accrued and unpaid interest;

(2) in whole, upon satisfaction and discharge of this Indenture as set forth in Article VIII;

(3) in whole, upon a legal defeasance or a covenant defeasance as set forth in Article VIII;

(4) in part, as to any asset constituting Collateral that is sold or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or a Guarantor) in transactions that are permitted under the Note Documents, including the limitations set forth under Section 4.16;

(5) as set forth under Article IX, as to property that constitutes less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;

(6) with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under Article XIII; and

(7) in whole or in part, as applicable, as to any portion of the Collateral that is taken by eminent domain, condemnation or similar circumstances.

Upon compliance by the Issuer or any Guarantor, as the case may be, with the conditions precedent required by this Indenture and the Security Documents, the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantor, as the case may be, any released Collateral. Prior to each proposed release, the Issuer and each Guarantor must furnish to the Collateral Agent all certificates, opinions and documents required by this Indenture, the Security Documents and the TIA.

Section 11.6 Use of Collateral; Compliance with Section 314(d) of the TIA.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, the Intercreditor Agreement or this Indenture, the Issuer and the Guarantors will have the right (i) to remain in possession and retain exclusive control of the Collateral securing the Note Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and required to be deposited with the Collateral Agent (or any financial institution which has executed and delivered a Control Agreement) in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents and the Intercreditor Agreement), (ii) to exercise all voting and other rights with respect to the Capital Stock pledged as Collateral, (iii) to retain exclusive control over the Collateral (except as otherwise provided in the Security Documents), (iv) to freely operate the Collateral, (v) to alter or repair the Collateral, and (vi) to collect, invest and dispose of any income therefrom. Upon an Event of Default that has occurred and is continuing, to the extent permitted by law and after notice by the Trustee to the Issuer, these rights will cease, and the Trustee will be entitled to foreclose upon and sell the Collateral or any part thereof and otherwise exercise remedies in respect thereof, in each case, solely as provided in the Security Documents and the Intercreditor Agreement.

(b) After qualification of this Indenture pursuant to the TIA, the Issuer and the Guarantors shall comply with TIA § 314(d). Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Issuer and reasonably satisfactory to the Trustee.

(c) Notwithstanding anything to the contrary in Section 11.6(b), each of the Issuer and the Guarantors will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to released Collateral (including, without limitation, certain no-action letters issued by the SEC that have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under an indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under TIA § 314(d)).

Section 11.7 Maintenance of Collateral.

This Indenture and/or the Security Documents provide that, except as permitted under such documents, the Issuer will, and will cause each of the Guarantors to:

(i) maintain, develop and operate the interests being mortgaged in a good and workmanlike manner, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(ii) comply with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom, except to the extent a failure to so comply would not have a material adverse effect on the Collateral taken as a whole;

(iii) maintain, preserve and keep all operating equipment used with respect to the Mortgaged Property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(iv) cause the Mortgaged Property to be kept free and clear of all Liens other than Permitted Liens;

(v) keep adequately insured by insurers of recognized responsibility, all of the Mortgaged Property of an insurable nature and of a character usually insured by Persons engaged in the same or similar business, against all risks customarily insured against by such Persons; and

(vi) not sell, lease, transfer, abandon or otherwise dispose of any portion of the Mortgaged Property or any of the Issuer’s rights, titles or interests therein or thereto, except as specifically permitted in this Indenture.

Section 11.8 Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 11.9 Voting. In connection with any matter under the Security Documents requiring a vote of holders of Secured Obligations (as defined in the Security Documents), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Documents.

Section 11.10 Collateral Proceeds Account.

(a) Establishment of Collateral Proceeds Account. No later than the first date following the Issue Date on which the Issuer or any Guarantor receives any Net Proceeds that are expressly required pursuant to the provisions of Section 4.16 to be deposited into the Collateral Proceeds Account, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Proceeds Account. The Collateral Proceeds Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Proceeds Account, and for purposes of this Indenture, “Trust Monies” shall include only Net Proceeds required to be deposited into the Collateral Proceeds Account pursuant to the terms of Section 4.16, amounts deposited in the Collateral Proceeds Account in accordance with the Security Documents and any investment return in respect thereof received by the Collateral Agent. The Issuer shall cause all Net Proceeds expressly required by Section 4.16 to be deposited into the Collateral Proceeds Account to be so deposited in the Collateral Proceeds Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Documents) as a part of the Collateral until released in accordance with this Article XI.

(b) Withdrawal of Net Proceeds in Connection with Permitted Applications. To the extent that any Trust Monies consist of Net Proceeds of an Asset Sale or Casualty or Condemnation Event, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent (upon the direction of the Trustee) to reimburse the Issuer or any Guarantor for expenditures made, or to pay costs to be incurred, by the Issuer or such Guarantor in connection with any application of such Net Proceeds permitted by Section 4.16, upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, to the effect that:

(i) such Trust Monies have been (or will be within 60 days of the requested date of release) applied as permitted by Section 4.16; and

(ii) to the extent required by Section 4.16 the Issuer has taken (or will take not later than 60 days following the application of such Net Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Proceeds have been reinvested (which Officer’s Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.16).

Upon compliance with the foregoing provisions of this Section 11.10, the Collateral Agent shall, upon receipt of a written request by the Issuer (which may be contained in the Officer’s Certificate), pay an amount of Trust Monies equal to the amount specified in the Officer’s Certificate required by this Section 11.10(b) as directed by the Issuer.

(c) Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer or Release Following a Net Proceeds Offer. To the extent that any Trust Monies consist of Net Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.16 and a Net Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.16 upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, dated not more than ten (10) days prior to the Purchase Date, setting forth the amount of Excess Proceeds, as applicable, subject to the Net Proceeds Offer and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and to the effect that:

(i) (x) such Trust Monies constitute Net Proceeds and (y) pursuant to and in accordance with Section 4.16, the Issuer has made a Net Proceeds Offer; and

(ii) all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.

Upon compliance with the foregoing provisions of this Section 11.10(c), the Collateral Agent shall apply the Trust Monies as directed and specified by the Issuer, subject to Section 4.16 (including to return to the Issuer any such amount of Excess Proceeds that are subject to the Net Proceeds Offer and that are not required to be applied to the purchase of Notes or Permitted Additional Pari Passu Obligations pursuant to Section 4.16).

(d) Investment of Trust Monies. So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written request by the Issuer in the form of an Officer’s Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Issuer specifying the particular Cash Equivalent to be sold, unless otherwise required under the Security Documents. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuer. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

The Trustee and Collateral Agent shall not be liable or responsible for any loss, fee, tax or other charge resulting from such investments, reinvestments or sales except only for their own negligent action, their own negligent failure to act or their own willful misconduct in complying with this Section 11.10.

(e) Application of Other Trust Monies. The Collateral Agent shall return all Trust Monies to the Issuer upon any Legal Defeasance or Covenant Defeasance under Section 8.1 or satisfaction and discharge of this Indenture under Article VIII. The Collateral Agent shall have all rights and remedies with respect to the Collateral Proceeds Account and any Trust Monies as provided in the Security Documents.

Section 11.11 Appointment and Authorization of U.S. Bank as Collateral Agent.

(1) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.

(2) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(3) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

Section 11.12 Post Closing Collateral.

(1) Real Property Collateral Documents. Within 30 days after the Issue Date, the Collateral Agent shall have received a mortgage, deed of trust, assignment of leases and rents, security documents, fixture filing and financing statement from the owner or holder of each interest in real property that is part of the Collateral, in form and substance reasonably acceptable to the Collateral Agent (each a “Mortgage”) encumbering each real property that is part of the Collateral (each a “Mortgaged Property”) in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Security Documents).

(2) Mortgages. Within 30 days after the Issue Date, the Collateral Agent shall have received fully executed counterparts of the Mortgages, which Mortgages shall cover the Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable mortgage lien on each Mortgaged Property in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Security Documents), securing the Note Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 115% of the fair market value of such Mortgaged Property, as reasonably determined, in good faith, by the Issuer and reasonably acceptable to the Collateral Agent), subject to (i) those liens, encumbrances, hypothecations and other matters affecting title to such Mortgaged Property and found reasonably acceptable by the Collateral Agent, (ii) Permitted Liens and (iii) such other similar items as the Collateral Agent may consent to (such consent not to be unreasonably withheld) (the liens described in clauses (i) through (iii) of this sentence, collectively, the “Permitted Encumbrances”).

(3) Fixture filings. Within 30 days after the Issue Date, the Collateral Agent shall have received proper fixture filings and as-extracted collateral under the UCC in proper form for filing under the UCC in the appropriate jurisdictions in which the Mortgaged Properties are located, desirable to perfect the security interests purported to be created by the Mortgages in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Security Documents).

(4) Mortgage Opinions. Promptly after the Issue Date, the Trustee shall have received opinions required by TIA §314(b)(1) of local counsel in each jurisdiction where Mortgaged Property is located with respect to the Mortgaged Property.

(5) Insurance. Within 30 days after the Issue Date, the Collateral Agent shall have received a certificate of an insurance consultant complying with the provisions of Section 4.5(b) stating that the certificate(s) of insurance attached thereto reflect the Collateral Agent, for its benefit and the benefit of the other Secured Parties (as defined in the Security Documents), as additional insured or loss payee.

(6) Reserve Report and List of Current Mortgages. Not less than annually, the Issuer and the Guarantors will be required to review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent 100% of the total PV-10 Value of the proved

Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 100% of such total PV-10 Value, then the Issuer and the Guarantors are required to grant promptly to the Collateral Agent a Lien upon such property (subject to Permitted Liens) as security for the Notes. In addition, in the event that the Issuer determines after the most recently completed Reserve Reports that the Issuer is not entitled to receive at least the net revenue interests of such properties set forth in the Reserve Reports from all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, solely due to defects in title discovered after the date of such Reserve Reports from title reports obtained in the ordinary course of business of the Issuer, and such difference would reduce the total PV-10 Value of all of the proved Oil and Gas Properties by more than 5% of such total PV-10 Value as set forth in the related Reserve Reports, the Issuer shall give notice promptly to the Collateral Agent of such title defects and such estimated difference.

(7) Collateral Fees and Expenses. Promptly after the Issue Date, the Collateral Agent shall have received evidence reasonably acceptable to the Collateral Agent of payment by the Issuer of all mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages referred to above.

(8) Additional Guarantors. From and after the Issue Date, if the Issuer or a Guarantor forms any new Subsidiaries of the type that would be subject to a Note Guarantee or a Security Document, then the Issuer and/or such Guarantor and Subsidiary shall enter into such Note Guarantees and Security Documents as are necessary to include the applicable Capital Stock of such Subsidiary and the assets of such Subsidiary as part of the Collateral.

ARTICLE XII

MISCELLANEOUS

Section 12.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 12.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

Section 12.2 Notices. Any notices or other communications required or permitted under this Indenture shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer and/or any Guarantor:

c/o GMX Resources Inc.

9400 North Broadway, Suite 600,

Oklahoma City, OK 73114

Telecopier Number: (405) 600-0711

Attn: Chief Financial Officer

if to the Trustee:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Telecopier Number: (713) 235-9213

Attn: Corporate Trust Administration

The Issuer, the Guarantors and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer and/or any Guarantor to the Trustee to take any action under this Indenture, the Issuer and/or any Guarantor shall furnish to the Trustee:

(1) an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officer’s Certificate).

Section 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.6, shall comply with TIA § 314(e) and include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Section 12.6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.7 Legal Holidays. A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York, or Houston, Texas or at such place of payment are authorized or required by law to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8 Governing Law. THIS INDENTURE , THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 12.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 No Personal Liability. No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, shall have any liability for any of the Issuer’s Note Obligations or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.11 Successors. All agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.13 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.14 Independence of Covenants. All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.15 Conflict with Other Documents. In the event of a conflict between (a) this Indenture and (b) the Notes or the Note Guarantees, the terms and provisions of this Indenture shall control. In the event of a conflict between (x) this Indenture and (y) any other Note Documents (other than the Intercreditor Agreement), the terms and provisions of this Indenture shall control.

ARTICLE XIII

NOTE GUARANTEE

Section 13.1 Unconditional Note Guarantee. (a) Subject to the provisions of this Article XIII, each Guarantor, if any, hereby, a primary obligors and not merely as sureties, jointly and severally, unconditionally and irrevocably Guarantees, on a senior basis the Note Obligations to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes Documents, the Security

Documents, the intercerditor Agreement or any other Note Obligations of the Issuer or any other Guarantors to the Holders or the Trustee under this Indenture or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest on the Notes and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee under this Indenture or thereunder (including amounts due the Trustee under Section 7.7 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors under this Indenture in the same manner and to the same extent as the obligations of the Issuer.

(b) Each of the Guarantors hereby agrees that its obligations under this Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Note Obligations or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the Note Obligations, this Indenture and this Note Guarantee. Each Note Guarantee is a Guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article XIII, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee.

(c) No shareholder, officer, director, employee, partner or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under the Note Guarantees by reason of his, her or its status as such shareholder, officer, director, employee, partner or incorporator.

(d) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 13.1(d), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 13.1(d)), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 13.1(d). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.1(d).

Section 13.2 Limitations on Note Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under Section 13.1(d) of this Indenture, will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 13.3 Execution and Delivery of Note Guarantee Notation. To further evidence its Note Guarantee set forth in Section 13.1, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of Exhibit E herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer of each Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that such notation is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 13.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or on a notation of a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation is endorsed or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.4 Release of a Guarantor.

(a) If no Default exists or would exist under this Indenture, (i) upon the sale or disposition of all of the Capital Stock of a Guarantor by either Issuer or a Restricted Subsidiary of such Issuer in a transaction constituting a Permitted Asset Disposition in accordance with Section 4.16, and such sale or other disposition is otherwise permitted in accordance with the terms of this Indenture, the Security Documents, the Intercreditor Agreement and the other Note Documents, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article V (in each case, other than to either Issuer or an Affiliate of either Issuer or a Restricted Subsidiary), (ii) upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with this Indenture or in connection with any Legal Defeasance or satisfaction and discharge of the Notes as provided in Section 8.1, or (iii) upon the discharge or defeasance of this Indenture and release in full of the Collateral, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all Obligations under this Article XIII without any further action required on the part of the Trustee or any Holder; provided, however, that each such Guarantor is sold or disposed of or designated in accordance with this Indenture. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Note Guarantee as provided in this Article XIII.

(b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Issuer or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 13.4, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Note Guarantee endorsed on the Notes and under this Article XIII.

Except as set forth in Articles IV and V and this Section 13.4, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 13.5 Waiver of Subrogation. Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Notes or this Indenture and such Guarantor’s obligations under its Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 13.5 is knowingly made in contemplation of such benefits.

Section 13.6 Immediate Payment. Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all obligations under the Notes and this Indenture owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

Section 13.7 No Set-Off. Each payment to be made by a Guarantor under this Indenture in respect of the obligations under the Notes and this Indenture shall be payable in the currency or currencies in which such obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 13.8 Obligations Absolute. The obligations of each Guarantor under this Indenture are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor under this Indenture which may not be recoverable from such Guarantor on the basis of a Note Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

Section 13.9 Obligations Continuing. The obligations of each Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability under this Indenture and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor under this Indenture.

Section 13.10 Obligations Not Reduced. The obligations of each Guarantor under this Indenture shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

Section 13.11 Obligations Reinstated. The obligations of each Guarantor under this Indenture shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor under this Indenture (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 13.12 Obligations Not Affected. The obligations of each Guarantor under this Indenture shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment under this Indenture (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor under this Indenture or might operate to release or otherwise exonerate any Guarantor from any of its obligations under this Indenture or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Issuer or any other person;

(b) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other obligation of the Issuer or any other person under this Indenture, the Notes or any other document or instrument;

(c) any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

(d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other person or their respective assets or the release or discharge of any such right or remedy;

(e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

(h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

(i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Issuer’s obligations under the Notes or this Indenture or the obligations of a Guarantor under its Note Guarantee; and

(j) any other circumstance (other than by complete, irrevocable payment), including release of any other Guarantor pursuant to Section 13.4, that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee under this Indenture.

Section 13.13 Waiver. Without in any way limiting the provisions of Section 13.1 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor under this Indenture, notice or proof of reliance by the Holders upon the obligations of any Guarantor under this Indenture, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Issuer’s obligations, under the notes or this Indenture, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

Section 13.14 No Obligation To Take Action Against the Issuer. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Issuer’s obligations under the notes or this Indenture, or against the Issuer or any other Person or any Property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

Section 13.15 Dealing with the Issuer and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor under this Indenture and without the consent of or notice to any Guarantor, may

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d) accept compromises or arrangements from the Issuer;

(e) apply all monies at any time received from the Issuer or from any security upon such part of the Issuer’s obligations under the Notes and this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

Section 13.16 Default and Enforcement. If any Guarantor fails to pay in accordance with Section 13.6 hereof, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and under this Indenture by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor its obligations thereunder and under this Indenture.

Section 13.17 Amendment, Etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

Section 13.18 Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

Section 13.19 Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.

Section 13.20 No Merger or Waiver; Cumulative Remedies. No Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 13.21 Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor under this Indenture, the obligations of each Guarantor under Section 13.1 shall survive the payment in full of the Issuer’s obligations under the Note Obligations and this Indenture and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

Section 13.22 Note Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Note Obligations and any Guarantees or security at any time held by or for the benefit of any of them.

Section 13.23 Severability. Any provision of this Article XIII which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article XIII.

Section 13.24 Successors and Assigns. Each Note Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations under this Indenture or thereunder.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GMX RESOURCES INC.

By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Chief Financial Officer

GUARANTORS:

DIAMOND BLUE DRILLING CO.

By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Vice President

ENDEAVOR PIPELINE INC.

By:	/s/ James A. Merrill
	Name:	James A. Merrill
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP No.:1 [    ]

ISIN No.:2 [    ]

GMX RESOURCES INC.

SENIOR SECURED NOTE DUE 2017

No. [ ]	$[ ]

GMX RESOURCES INC., an Oklahoma corporation (the “Issuer,” which term includes any successor entities), for value received promises to pay to [CEDE & CO.] or registered assigns the principal sum of [            ] Dollars on December 1, 2017.

Interest Payment Dates: December 1 and June 1, commencing June 1, 2012.

Record Dates: November 15 and May 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[1]	Rule 144A Note CUSIP: Regulation S Note CUSIP: IAI Note CUSIP: Exchange Note CUSIP:	38011M AN8 U3822V AC2

[2]	Rule 144A Note ISIN: Regulation S Note ISIN: IAI Note ISIN: Exchange Note ISIN:	US38011MAN83 USU3822VAC29

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

GMX RESOURCES INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the Senior Secured Notes due 2017 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date of Authentication:

(REVERSE OF SECURITY)

Senior Secured Note due 2017

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. GMX RESOURCES INC. (the “Issuer”) promises to pay interest on the principal amount of this Note (i) at the rate of 11.0% per annum, payable in cash, in arrears and Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below, unless the Issuer makes a PIK Election (as defined below) with respect to an interest period; or (ii) at the rate of 13.0% per annum in the aggregate, of which (a) 9.0% per annum shall be payable in cash, in arrears, and (b) 4.0% per annum shall be payable in the form of Additional Notes (in minimum denominations of $1,000 and integral multiples thereof, with any fractional Additional Notes being paid in cash), in arrears (“PIK Interest”), if the Issuer has elected to pay a portion of the interest due with respect to an interest period in the form of Additional Notes (a “PIK Election”) with respect to an interest period. Any PIK Election shall specify the interest period subject to the PIK Election and may only be made by written notice given to the Trustee and the Holders at least 20 Business Days prior to the record date for the interest period for which the PIK Election is to be made (it being understood that, the issuance of a press release or the filing of a current report on Form 8-K with the SEC shall be deemed to be written notice given to the Holders). Notwithstanding the foregoing, interest on the Notes will accrue for any overdue principal on the Notes, and any overdue installments of interest at 15.0% per annum to the extent lawful. If a PIK Election is made, the Additional Notes issued pursuant thereto will be identical to the originally issued Notes on which such Additional Notes are being issued as PIK Interest and shall share the same CUSIP number as such originally issued Notes, except that interest will begin to accrue from the date they are issued.

Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from December 19, 2011. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing June 1, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

The Issuer shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at a rate of 15.0% per annum and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

(2) Method of Payment. The Issuer shall pay interest and Additional Interest, if any, on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a

Paying Agent to collect principal payments. The Issuer shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

(3) Paying Agent and Registrar. Initially, U.S. Bank National Association, (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

(4) Indenture and Security Documents. The Issuer issued the Notes under an Indenture, dated as of December 19, 2011 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its Senior Secured Notes due 2017 (the “Notes”). The Notes include any Additional Notes. The Notes and any Additional Notes are treated as a single class of securities under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture or any other Note Document, the provisions of the Indenture shall govern and be controlling; provided, that to the extent any provision of this Note conflicts with the express provisions of the Intercreditor Agreement, if any, the provisions of such Intercreditor Agreement shall govern and be controlling. Following the Issue Date, the Notes and the related Note Guarantees are senior secured obligations of the Issuer and the relevant Guarantors. The Notes and the related Note Guarantees are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture and payment on each Note is Guaranteed on a senior secured basis by the Guarantors pursuant to Article XIII of the Indenture. The Note Liens, which secure the Notes and the related Note Guarantees are subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note agrees that the Note Liens are subject to the terms of the Intercreditor Agreement, if any. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement, if any, on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement, if any, applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, the Note Documents, the Intercreditor Agreement and the TIA for a statement of them.

(a) (5) Redemption. (a) Except as required under Section 4.15 or 4.16 of the Indenture, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise. Except as described in subparagraphs (b) and (c) below, the Issuer will not be entitled to redeem the Notes at its option prior to December 1, 2014. The Notes will be redeemable, at the Issuer’s option, in whole at any time or in part from time to time, on and after December 1, 2014, upon not less than 30 nor more than 60 prior days’ notice, at the following Redemption Prices (expressed as a percentages of the principal amount of the Notes) plus accrued and unpaid interest on the Notes, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on December 1 of the years set forth below:

Year	Percentage
2014	105.500%
2015	102.750%
2016 and thereafter	100.000%

(b) At any time on or prior to December 1, 2014, the Issuer may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes but without duplication for Exchange Notes) originally issued under this Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest Additional Interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that (1) at least 65% of the original principal amount of the Notes originally issued on the Issue Date (including Additional Notes but without duplication for Exchange Notes) remains outstanding after each such redemption; and (2) the redemption occurs within 90 days after the closing of the related Equity Offering.

(c) In addition, the Notes may be redeemed, in whole or in part, at any time prior to December 1, 2014 at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder at its registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Notes in denominations larger than $2,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest.

(7) Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Permitted Asset Dispositions (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

(8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and (except Notes issued as payment of Interest) in denominations of at least $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

(9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

(10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

(11) Discharge Prior to Redemption or Maturity. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

(12) Amendment; Supplement; Waiver. The Indenture, the Intercreditor Agreement, this Note and the other Note Documents may be modified, waived or amended as provided in Article IX of the Indenture.

(13) Defaults and Remedies. The Indenture contains various Events of Default, as provided in Section 6.1 of the Indenture, which are subject to the provisions of Article VI of the Indenture.

(14) Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its respective Subsidiaries or its respective Affiliates as if it were not the Trustee.

(15) No Recourse Against Others. No partner, director, officer, employee or shareholder, as such, of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Note Documents, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

(17) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

(18) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

(19) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(20) Additional Rights Of Holders. In addition to the rights provided to Holders of Notes under the Indenture, Holders of this Note will have all the rights set forth in the Registration Rights Agreement dated as of December 19, 2011, among the Issuer, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(21) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(22) Reference to Indenture and Other Related Documents. Reference is hereby made to the Indenture, the Security Documents, the Intercreditor Agreement and other Note Documents (copies of which are on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holders of the Notes, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer and the Guarantors thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note, and/or the Registration Rights Agreement. Requests may be made to: GMX Resources Inc., 9400 North Broadway, Suite 600, Oklahoma City, OK 73114.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________, agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated: ______________________________	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [            ], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)	☐	to the Issuer or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United states to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)	☐	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐	The transferee is an Affiliate of the Issuer.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied; provided, however, that if item (3), (4), (5) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

Dated: ______________________________	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________________
NOTICE: To be executed by an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [    ] Change of Control Offer

Section 4.16 [    ] Limitation on Sales of Assets and Subsidiary Stock

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$

Dated: ______________________________
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed.

Signature Guarantee:

EXHIBIT B

Form of Certificate of Transfer

[            ], [    ]

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX 77056

Attn: Corporate Trust Administration

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 19, 2011 (the “Indenture”), among GMX Resources, Inc., (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ____________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 38011M AK4), or

(ii)	☐ Regulation S Global Note (CUSIP U3822V AB4)

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 38011M AN8), or

(ii)	☐ Regulation S Global Note (CUSIP U3822V AC2)

(iv)	☐ Unrestricted Global Note (CUSIP [ ])

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note

EXHIBIT C

Form of Certificate of Exchange

[            ], [    ]

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX 77056

Attn: Corporate Trust Administration

Re:	GMX Resources Inc. (the “Issuer”) Senior Secured Notes due 2017 (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 19, 2011 (the “Indenture”), among GMX Resources, Inc., (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note ☐ IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ________________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, TX 77056

Attn: Corporate Trust Administration

Re:	Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of December 19, 2011 (the “Indenture”), among GMX Resources, Inc., (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities

D-1

Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF ACCREDITED INVESTOR]

By:
Name:
Title:

Dated: __________________________

D-2

EXHIBIT E

FORM OF NOTATION OF NOTE GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of December 19, 2011 (the “Indenture”) among GMX Resources Inc., as the Issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest of this Note, if lawful, and the payment or performance of all other obligations (including Note Obligations) of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XIII of the Indenture and this Subsidiary Guarantee. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

THIS NOTATION OF SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

The Note Guarantee is subject to release upon the terms set forth in the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

E-1

IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date: December 19, 2011

DIAMOND BLUE DRILLING CO.

By:
Name:
Title:

ENDEAVOR PIPELINE INC.

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

[See Attached]

F-1